As filed with the Securities and Exchange Commission on May 19, 2010

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SBA COMMUNICATIONS CORPORATION

SBA TELECOMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	4899	65-0716501 / 65-0820356
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

5900 Broken Sound Parkway N.W.

Boca Raton, Florida 33487

(561) 995-7670

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Thomas P. Hunt, Esq.

Chief Administrative Officer and General Counsel

SBA Communications Corporation/SBA Telecommunications, Inc.

5900 Broken Sound Parkway N.W.

Boca Raton, Florida 33487

Phone (561) 995-7670/Fax: (561) 995-7672

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Kara L. MacCullough, Esq.

Holland & Knight LLP

701 Brickell Avenue, Suite 3000

Miami, FL 33131

Phone: (305) 374-8500/Fax: (305) 789-7799

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Calculation of Registration Fee

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)
8.00% Senior Notes due 2016	$375,000,000	100%	$375,000,000	$26,737.50
Guarantee of 8.00% Senior Notes due 2016	—	—	—
8.25% Senior Notes due 2019	$375,000,000	100%	$375,000,000	$26,737.50
Guarantee of 8.25% Senior Notes due 2019	—	—	—
Total	$750,000,000	—	$750,000,000	$53,475.00

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f) of the Securities Act of 1933.
(2)	The registration fee was calculated pursuant to Rule 457(f) under the Securities Act of 1933.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not consummate the exchange offers until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell or exchange these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer, sale or exchange is not permitted.

Subject to Completion, Dated May 19, 2010

PROSPECTUS

SBA TELECOMMUNICATIONS, INC.

Offer to Exchange

$375,000,000 8.000% Senior Notes due 2016

for

$375,000,000 8.000% Senior Notes due 2016, that have been registered under the Securities Act

And

$375,000,000 8.250% Senior Notes due 2019

for

$375,000,000 8.250% Senior Notes due 2019, that have been registered under the Securities Act

SBA Telecommunications, Inc., a wholly-owned subsidiary of SBA Communications Corporation, is offering to (1) exchange all of its outstanding unregistered $375,000,000 8.000% Senior Notes due 2016, which we refer to as the 2016 Original Notes, for registered $375,000,000 8.000% Senior Notes due 2016, which we refer to as the 2016 Exchange Notes, and (2) exchange all of its outstanding unregistered $375,000,000 8.250% Senior Notes due 2019, which we refer to as the 2019 Original Notes, for registered $375,000,000 8.250% Senior Notes due 2019, which we refer to as the 2019 Exchange Notes. The 2016 Original Notes and the 2019 Original Notes are together referred to herein as the Original Notes. In addition, the 2016 Exchange Notes and the 2019 Exchange Notes are together referred to herein as the Exchange Notes.

Material Terms of the Exchange Offers:

•	The exchange offers will expire at 12:00 midnight, New York City time, on [20 business days after commencement], 2010, unless extended.

•	Upon expiration of the exchange offers, all Original Notes that are validly tendered and not withdrawn will be exchanged for an equal principal amount of the applicable series of Exchange Notes.

•	You may withdraw tendered Original Notes at any time prior to the expiration of the exchange offers.

•	The exchange offers are not subject to any minimum tender condition, but are subject to customary conditions.

•	The exchange of the Exchange Notes for the applicable series of Original Notes will not be a taxable exchange for U.S. Federal income tax purposes.

•

We are offering the exchange pursuant to a registration rights agreement that SBA Telecommunications, Inc. and SBA Communications Corporation entered into in connection with the issuance of the Original Notes.

Material Terms of the Exchange Notes:

•

The terms of the Exchange Notes and the guarantees thereof are substantially identical to the terms of the Original Notes and the guarantees thereof, except that the transfer restrictions, registration rights and additional interest provisions relating to the Original Notes will not apply to the Exchange Notes.

•	The Exchange Notes will be fully and unconditionally guaranteed on a senior unsecured basis by SBA Communications Corporation.

•	There is no existing public market for the Original Notes or the Exchange Notes. We do not intend to list the Exchange Notes on any securities exchange or quotation system.

See the Section entitled “Risk Factors” that begins on page 9 for a discussion of the risks that you should consider prior to tendering your Original Notes in the exchange offers.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Exchange Notes to be distributed in the exchange offers or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2010.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with any information or represent anything about us, our financial results or this offering that is not contained in this prospectus. If given or made, any such other information or representation should not be relied upon as having been authorized by us. We are not making an offer to exchange Original Notes in any state where the offer is not permitted.

The information in this prospectus is current only as of the date on its cover, and may change after that date. The information in any document incorporated by reference in this prospectus is current only as of the date of any such document. For any time after the cover date of this prospectus, we do not represent that our affairs are the same as described or that the information in this prospectus is correct—nor do we imply those things by delivering this prospectus or issuing Exchange Notes to you.

Each broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offers must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for the applicable series of Original Notes where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. Telecommunications and SBACC have agreed for a period of up to 180 days after the consummation of the Exchange Offers to make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

Unless otherwise indicated or the context otherwise requires, when used in this prospectus, the terms “SBA,” “we,” “our,” and “us” refer to SBA Communications Corporation and its subsidiaries. However, the term “SBACC” refers only to SBA Communications Corporation and does not include any of its subsidiaries. Additionally, unless otherwise indicated or the context otherwise requires, the term “Telecommunications” refers to SBA Telecommunications, Inc. and its subsidiaries. However, for purposes of the “Description of Notes” included in this prospectus, references to “Telecommunications” refers only to SBA Telecommunications, Inc. and does not include its subsidiaries.

i

Prospectus Summary

This prospectus summary should be read in conjunction with, and is qualified in its entirety by, the more detailed information appearing elsewhere in, and incorporated by reference into, this prospectus.

SBA Telecommunications, Inc.

Telecommunications is an intermediate holding company which is wholly-owned by SBACC. Telecommunications owns, directly and indirectly, the equity interests in all of the entities through which we conduct our business operations and own assets. SBACC does not have any independent operations and its only significant asset is the equity interests in SBACC.

SBA Communications Corporation

SBA is a leading independent owner and operator of wireless communications towers. Our principal operations are in the continental United States. In addition, we have towers in Canada, Panama, Puerto Rico and the U.S. Virgin Islands. Our primary business line is our site leasing business, which contributed 97.4% of our total segment operating profit for the year ended December 31, 2009 and 97.9% of our total segment operating profit for the three months ended March 31, 2010. In our site leasing business, we lease antenna space to wireless service providers on towers and other structures that we own, manage or lease from others. The towers that we own have been constructed by us at the request of a wireless service provider, built or constructed based on our own initiative or acquired. As of March 31, 2010, we owned 8,380 tower sites, the substantial majority of which have been built by us or built by other tower owners or operators who, like us, have built such towers to lease space to multiple wireless service providers. We also managed or leased approximately 5,000 actual or potential additional communications sites, approximately 540 of which were revenue producing as of March 31, 2010. Our other business line is our site development business, through which we assist wireless service providers in developing and maintaining their own wireless service networks.

Principal Executive Offices

The principal executive offices of SBACC and Telecommunications are located at 5900 Broken Sound Parkway NW, Boca Raton, FL 33487 and the telephone number is (561) 995-7670. SBACC was founded in 1989 and incorporated in Florida in 1997. Telecommunications was incorporated in Florida in 1998. SBA’s corporate website is www.sbasite.com. The information contained on SBA’s website is not part of this prospectus.

Summary of the Exchange Offers

This summary is not a complete description of the Exchange Offers. For a more detailed description of the Exchange Offers, see “The Exchange Offers” in this prospectus.

Offering of the Original Notes	On July 24, 2009, Telecommunications issued in a private placement $750.0 million of unsecured Senior Notes, consisting of $375.0 million in aggregate principal amount of 8.000% Senior Notes due 2016, which we refer to as the 2016 Original Notes, and $375.0 million in aggregate principal amount of 8.250% Senior Notes due 2019, which we refer to as the 2019 Original Notes. We refer to the 2016 Original Notes and the 2019 Original Notes together as the Original Notes. The Original Notes are guaranteed fully and unconditionally on a senior unsecured basis by SBACC.

Registration Rights Agreement	Pursuant to the registration rights agreement among Telecommunications, SBACC and the several initial purchasers, entered into in connection with the issuance of the Original Notes, Telecommunications agreed to offer to exchange (1) the 2016 Original Notes for up to $375.0 million in aggregate principal amount of 8.000% Senior Notes due 2016 that have been registered under the Securities Act, which we refer to as the 2016 Exchange Notes, and (2) the 2019 Original Notes for up to $375.0 million in aggregate principal amount of 8.250% Senior Notes due 2019 that have been registered under the Securities Act, which we refer to as the 2019 Exchange Notes. We refer to the 2016 Exchange Notes and the 2019 Exchange Notes together as the Exchange Notes.

The Exchange Offers	Telecommunications is offering to exchange each series of the Exchange Notes for the same aggregate principal amount of the applicable series of the Original Notes (the “Exchange Offers”).

The Original Notes may be tendered only in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. We will exchange the Exchange Notes for all of the applicable series of Original Notes that are validly tendered and not withdrawn prior to the expiration of the Exchange Offers.

The Exchange Notes will evidence the same debt as the Original Notes and will be issued under and entitled to the benefits of the same indenture that governs the Original Notes. Because we have registered the Exchange Notes, the Exchange Notes will not be subject to transfer restrictions, and holders of Original Notes that have tendered and had their Original Notes accepted in the Exchange Offers will have no further registration rights nor the related special interest provisions.

Conditions to the Exchange Offers	The Exchange Offers are subject to customary conditions. The Exchange Offers are not conditioned upon any minimum principal amount of the Original Notes being tendered.

Procedures For Tendering Original Notes	If you wish to tender your Original Notes for the applicable series of Exchange Notes and you hold your Original Notes in book-entry form, you must request your participant of The Depository Trust Company, or DTC, to, on your behalf, electronically transmit an acceptance through DTC’s Automated Tender Offer Program, or ATOP. If your Original Notes are held in book-entry form and are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, we urge you to contact that person promptly if you wish to tender your Original Notes pursuant to the Exchange Offers.

If you wish to tender your Original Notes for Exchange Notes and you hold your Original Notes in certificated form, you must:

•	complete and sign the enclosed letter of transmittal by following the related instructions, and

•

send the letter of transmittal, as directed in the instructions, together with any other required documents, to the exchange agent either (1) with the Original Notes to be tendered, or (2) in compliance with the specified procedures for guaranteed delivery of the Original Notes.

Please do not send your letter of transmittal or certificates representing your Original Notes to us. Those documents should be sent only to the exchange agent. Questions regarding how to tender and requests for information should be directed to the exchange agent. See “The Exchange Offers— Exchange Agent.”

If You Fail to Exchange Your Original Notes	If you do not exchange your Original Notes for the applicable series of Exchange Notes in the Exchange Offers, you will continue to be subject to the restrictions on transfer provided in the Original Notes and the indenture governing those notes. In general, you may not offer or sell your Original Notes unless such offer or sale is registered under the federal securities laws or are sold in a transaction exempt from, or not subject to, the registration requirements of the federal securities laws and applicable state securities laws.

Withdrawal Rights	You may withdraw the tender of your Original Notes at any time prior to 12:00 midnight, New York City time, on the expiration date of the Exchange Offers. You must follow the withdrawal procedures as described under the heading “The Exchange Offers—Withdrawal of Tenders.”

Expiration Date	The Exchange Offers will expire at 12:00 midnight, New York City time, on [20 business days after commencement], 2010, unless we decide to extend the expiration date.

Issuance of Exchange Notes	We will issue Exchange Notes in exchange for the applicable series of Original Notes tendered and accepted in the Exchange Offers promptly following the expiration date (unless amended as described in this prospectus).

Resale of Exchange Notes	Except as provided below, we believe that the Exchange Notes may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act of 1933, as amended (the “Securities Act”) provided that:

•	the Exchange Notes are being acquired in the ordinary course of business,

•

you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate in the distribution of the Exchange Notes issued to you in the Exchange Offers,

•	you are not an affiliate of Telecommunications or SBACC,

•	you are not a broker-dealer tendering Original Notes acquired directly from us for your account, and

•	you are not prohibited by law or any policy of the Securities and Exchange Commission, or the Commission, from participating in the Exchange Offers.

Our belief is based on interpretations by the staff of the Commission, as set forth in no-action letters issued to third parties that are not related to us. The Commission has not considered the Exchange Offers in the context of a no-action letter. We cannot assure you that the Commission would make similar determinations with respect to the Exchange Offers. If any of these conditions are not satisfied, or if our belief is not accurate, and you transfer any Exchange Notes issued to you in the Exchange Offers without delivering a resale prospectus meeting the requirements of the Securities Act or without an exemption from registration of your Exchange Notes from those requirements, you may incur liability under the Securities Act. We will not assume, nor will we indemnify you against, any such liability.

Each broker-dealer that receives Exchange Notes for its own account in exchange for Original Notes, where the Original Notes were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See “Plan of Distribution.”

U.S. Federal Income Tax Consequences	The exchange of Original Notes for the applicable series of Exchange Notes pursuant to the Exchange Offers will not be a taxable event for U.S. federal income tax purposes.

Use of Proceeds	We will not receive any proceeds from the issuance of the Exchange Notes for the applicable series of Original Notes pursuant to the Exchange Offers. We will pay all of our expenses incident to the Exchange Offers.

Appraisal Rights	Holders of the Original Notes do not have any appraisal or dissenter rights in connection with the Exchange Offers.

Exchange Agent	U.S. Bank National Association is serving as exchange agent in connection with the Exchange Offers.

Summary of the Exchange Notes

This summary is not a complete description of the Exchange Notes. For a more detailed description of the Exchange Notes, see “Description of Notes” in this prospectus.

Issuer	SBA Telecommunications, Inc., a Florida corporation.

Securities	$750,000,000 in aggregate principal amount of Senior Notes consisting of:

•	$375,000,000 in aggregate principal amount of 8.000% Senior Notes due 2016.

•	$375,000,000 in aggregate principal amount of 8.250% Senior Notes due 2019.

Maturity	The 2016 Exchange Notes will mature on August 15, 2016. The 2019 Exchange Notes will mature on August 15, 2019.

Interest Rate	The 2016 Exchange Notes will bear interest at a rate of 8.000% per year.

The 2019 Exchange Notes will bear interest at a rate of 8.250% per year.

The Exchange Notes will bear interest from the most recent date to which interest on the Original Notes has been paid. Interest on the Exchange Notes will be payable in cash on February 15 and August 15 of each year.

Guarantee	The Exchange Notes will be fully and unconditionally guaranteed on a senior unsecured basis by SBACC, Telecommunications’ parent company. See “Description of Notes—Parent Guarantee.”

Ranking	The Exchange Notes will be Telecommunications’ senior unsecured obligations and will:

•	rank equally in right of payment with Telecommunications’ future senior unsecured debt, if any;

•	rank senior in right of payment to Telecommunications’ future subordinated debt, if any; and

•	be effectively subordinated to any of Telecommunications’ existing and future secured debt to the extent of the value of the assets securing such debt.

As of April 30, 2010, Telecommunications’ assets consisted solely of the capital stock of its subsidiaries. The Exchange Notes will not be guaranteed by its subsidiaries. As a result, the Exchange Notes will be structurally subordinated to all existing and future liabilities of Telecommunications’ subsidiaries.

Optional Redemption	Telecommunications may redeem the 2016 Exchange Notes, in whole or in part, at any time on or after August 15, 2012 at the redemption prices listed under “Description of Notes—Optional Redemption—2016 Notes.” In addition, until August 15, 2012, Telecommunications may redeem up to 35% of the aggregate principal amount of the 2016 Notes with the net proceeds of certain equity offerings at 108.000% of the principal amount of the 2016 Exchange Notes plus accrued and unpaid interest, if any. Telecommunications may also redeem any of the 2016 Exchange Notes at any time prior to August 15, 2012 at a price equal to 100% of the principal amount plus a make-whole premium and accrued and unpaid interest, if any. See “Description of Notes—Optional Redemption—2016 Notes.”

Telecommunications may redeem the 2019 Exchange Notes, in whole or in part, at any time on or after August 15, 2014 at the redemption prices listed under “Description of Notes—Optional Redemption—2019 Notes.” In addition, until August 15, 2012, Telecommunications may redeem up to 35% of the aggregate principal amount of the 2019 Notes with the net proceeds of certain equity offerings at 108.250% of the principal amount of the 2019 Exchange Notes plus accrued and unpaid interest, if any. Telecommunications may also redeem any of the 2019 Exchange Notes at any time prior to August 15, 2014 at a price equal to 100% of the principal amount plus a make-whole premium and accrued and unpaid interest, if any. See “Description of Notes—Optional Redemption—2019 Notes.”

Repurchase at Option of Holders	If Telecommunications or SBACC experiences a Change of Control and a Ratings Decline, each as defined in the indenture, Telecommunications will be required to offer to repurchase the Exchange Notes from holders at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest, if any, to the repurchase date. Certain asset dispositions may require Telecommunications to use the proceeds from those asset dispositions to make an offer to purchase the notes at 100% of their principal amount, plus accrued and unpaid interest, if any, to the date of purchase. See “Description of Notes— Repurchase at the Option of Holders—Asset Sales.”

Covenants	Telecommunications will issue the Exchange Notes under the same indenture governing the Original Notes. The terms of the Exchange Notes will, among other things, restrict Telecommunications’ ability, and the ability of its restricted subsidiaries to:

•	Incur indebtedness, or any lien securing indebtedness;

•	Merge, consolidate or sell assets;

•	Make restricted payments, including pay dividends or make other distributions;

•	Enter into transactions with affiliates;

•	Enter into sale and leaseback transactions; and

•	Issue guarantees of indebtedness.

The covenants are subject to a number of exceptions and qualifications. Furthermore, the indenture excludes from the definition of restricted subsidiaries (1) foreign subsidiaries, unless otherwise designated a restricted subsidiary by Telecommunications, (2) any other subsidiary of Telecommunications that is designated by the board of directors as an unrestricted subsidiary and (3) any subsidiary of an unrestricted subsidiary. For the three months ended March 31, 2010, our unrestricted subsidiaries generated less than 1% of our total revenues.

If the notes are assigned an investment grade rating by Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services and no default or event of default has occurred or is continuing, certain covenants related to the notes will be suspended. If either rating on the notes should subsequently decline to below investment grade, the suspended covenants will be reinstituted. See “Description of Notes—Certain Covenants—Changes in Covenants When Notes Rated Investment Grade.”

Listing	We do not intend to list the Exchange Notes on any securities exchange.

Book Entry Depository	The Depositary Trust Company.

Trustee, Registrar and Transfer Agent	U.S. Bank National Association.

Governing Law	State of New York.

Risk Factors

Investing in the Exchange Notes involves risks. Potential investors are urged to read and consider the risk factors relating to an investment in the Exchange Notes as set forth under “Risk Factors” in this prospectus and those described in the Annual Report on Form 10-K of SBA for the year ended December 31, 2009, filed with the SEC and incorporated by reference in this prospectus as well as other information we include or incorporate by reference in this prospectus.

Risk Factors

You should carefully consider the following risks relating to the Exchange Offers and the Exchange Notes, together with the risks and uncertainties discussed under “Special Note Regarding Forward-Looking Statements” and the other information included or incorporated by reference in this prospectus, including the information under the heading “Risk Factors” in our annual report on Form 10-K for the fiscal year ended December 31, 2009, before deciding whether to participate in the Exchange Offers. Additional risks and uncertainties not currently known to us, or that we currently do not deem material also may materially impair our financial condition, results of operations or liquidity. In this “Risk Factors” section, the notes refers to both the Original Notes and the Exchange Notes.

Risks Related to the Exchange Offers

If you fail to follow the procedures of the Exchange Offers, your Original Notes will not be accepted for exchange.

We will not accept your Original Notes for exchange if you do not follow the procedures of the Exchange Offers. We will issue the applicable series of Exchange Notes as part of the Exchange Offers only after timely receipt of your Original Notes, a properly completed and duly executed letter of transmittal and all other required documents or if you comply with the guaranteed delivery procedures for tendering your Original Notes. Therefore, if you want to tender your Original Notes, please allow sufficient time to ensure timely delivery. If we do not receive your Original Notes, letter of transmittal and all other required documents by the expiration date of the Exchange Offers, or you do not otherwise comply with the guaranteed delivery procedures for tendering your Original Notes, we will not accept your Original Notes for exchange. We are under no duty to give notification of defects or irregularities with respect to the tenders of Original Notes for exchange. If there are defects or irregularities with respect to your tender of Original Notes, we will not accept your Original Notes for exchange unless we decide in our sole discretion to waive such defects or irregularities.

If you fail to exchange your Original Notes, they will continue to be restricted securities and may become less liquid.

Original Notes that you do not tender or we do not accept will, following the Exchange Offers, continue to be restricted securities, and you may not offer to sell them except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities law. We will issue Exchange Notes in exchange for the Original Notes pursuant to the Exchange Offers only following the satisfaction of the procedures and conditions set forth in “The Exchange Offers—Procedures for Tendering.” These procedures and conditions include timely receipt by the Exchange Agent of such Original Notes (or a confirmation of book-entry transfer) and of a properly completed and duly executed letter of transmittal (or an agent’s message from DTC).

Because we anticipate that most holders of Original Notes will elect to exchange their Original Notes, we expect that the liquidity of the market for any Original Notes remaining after the completion of the Exchange Offers will be substantially limited. Any Original Notes tendered and exchanged in the Exchange Offers will reduce the aggregate principal amount of the Original Notes outstanding. Following the Exchange Offers, if you do not tender your Original Notes you will generally not have any further registration rights, subject to limited exceptions, and your Original Notes will continue to be subject to certain transfer restrictions. Accordingly, the liquidity of the market for the Original Notes could be adversely affected.

If an active trading market does not develop for the Exchange Notes, you may be unable to sell the Exchange Notes or to sell them at a price you deem sufficient.

The Exchange Notes are a new issue of securities for which there is currently no public trading market. We do not intend to list the Exchange Notes on any national securities exchange or automated quotation system. Accordingly, there can be no assurances that an active market will develop upon completion of the Exchange

Offers or, if it develops, that such market will be sustained, or as to the liquidity of any market. If an active market does not develop or is not sustained, the market price and the liquidity of the Exchange Notes may be adversely affected. In addition, the liquidity of the trading market for the Exchange Notes, if it develops, and the market price quoted for the Exchange Notes, may be adversely affected by changes in the overall market for those securities and by changes in our financial performance or prospects or in the prospects for companies in our industry generally.

Risks Related to the Notes

Telecommunications and SBACC have a substantial level of indebtedness which may have an adverse effect on their business or limit their ability to take advantage of business, strategic or financing opportunities.

Telecommunications has, and will continue to have, a significant amount of indebtedness, on a consolidated basis. Furthermore, SBACC has, and will continue to have, a significant amount of indebtedness. Telecommunications’ and SBACC’s substantial levels of indebtedness increases the possibility that either Telecommunications or SBACC may be unable to generate cash sufficient to pay the principal, interest or other amounts due on their indebtedness when due.

As a consequence of Telecommunications’ and SBACC’s indebtedness, (1) demands on cash resources may increase, (2) each of the entities may be subject to restrictive covenants that further limit their financial and operating flexibility and (3) the entities may choose to institute self-imposed limits on indebtedness based on certain considerations including market interest rates, relative leverage and strategic plans. For example, as a result of their substantial level of indebtedness and the uncertainties arising in the credit markets and the U.S. economy:

•	Telecommunications and SBA may be more vulnerable to general adverse economic and industry conditions;

•

Telecommunications and SBA may find it more difficult to obtain additional financing to fund future working capital, capital expenditures and other general corporate requirements that would be in their best long-term interests;

•

Telecommunications may be required to dedicate a substantial portion of its cash flow from operations to the payment of principal and interest on its debt, reducing the available cash flow to fund other investments, including capital expenditures;

•	SBA may be required to reduce its annual tower acquisition or new build goals;

•	SBA may have limited flexibility in planning for, or reacting to, changes in its business or in the industry;

•	SBA may have a competitive disadvantage relative to other companies in its industry that are less leveraged; and

•

Telecommunications or SBA may be required to sell debt or sell some of their core assets or SBACC may be required to sell equity securities, possibly on unfavorable terms, in order to meet payment obligations.

These restrictions could have an adverse effect on SBA’s, and consequently Telecommunications’, business by limiting their ability to take advantage of financing, new tower development, mergers and acquisitions or other opportunities. Furthermore, subject to certain restrictions under Telecommunications’ existing indebtedness, Telecommunications and SBACC may incur significant additional indebtedness in the future, some of which may be secured debt. This may have the effect of increasing total leverage and increase the risks that Telecommunications and SBACC face.

In addition, fluctuations in market interest rates may increase interest expense relating to Telecommunications’ floating rate indebtedness, which it expects to incur under the 2010 Credit Facility. There is no guarantee that any future refinancing of Telecommunications’ indebtedness will have fixed interest rates or that interest rates on such indebtedness will be equal to or lower than the rates on Telecommunications’ current indebtedness.

The notes are effectively subordinated to the secured indebtedness of Telecommunications and its subsidiaries.

Although the notes are designated senior notes, they are effectively subordinated to the secured indebtedness of Telecommunications’ subsidiaries, to the extent of the value of the assets securing such indebtedness. In the event of Telecommunications’ or its subsidiaries’ bankruptcy, liquidation, reorganization or other winding up, the assets that secure debt ranking senior or equal in right of payment to the notes will be available to pay obligations on the notes only after any secured debt has been repaid in full from these assets. There may not be sufficient assets remaining to pay amounts due on any or all of the notes then outstanding. As of April 30, 2010, Telecommunications had approximately $1.98 billion aggregate principal amount of total debt outstanding on a consolidated basis, comprised of $1.23 billion of Secured Tower Revenue Securities (the “2010 Tower Securities”) and $750.0 million of the notes. In addition, SBA Senior Finance II, LLC, a subsidiary of Telecommunications (“SBA Senior Finance II”), has the ability to borrow up to $500.0 million under the 2010 Credit Facility, subject to compliance with the financial and other covenants in the Credit Agreement, which would be secured indebtedness.

The indenture governing the notes restricts, but does not prohibit, Telecommunications or its restricted subsidiaries from incurring substantially more debt, all of which could be senior to the notes. This increased leverage could increase the business and financial risks associated with SBA’s and Telecommunications’ future operations.

The indenture governing the notes restricts, but does not prohibit, Telecommunications or its restricted subsidiaries from incurring substantially more debt in the future. This future debt may rank equal or senior to the notes, and may be secured. If Telecommunications incurs any additional indebtedness that ranks equally with the notes, the holders of that debt will be entitled to share ratably with the holders of the notes any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding-up of Telecommunications. If Telecommunications or its restricted subsidiaries incur any additional indebtedness that ranks senior to the notes or is secured, then the holders of that future debt will be entitled to be paid in full before the holders of the notes with any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding-up of Telecommunications and/or its restricted subsidiaries. For example, SBA Senior Finance II has the $500.0 million 2010 Credit Facility that consists of revolving loans that may be borrowed, repaid and redrawn, subject to compliance with the financial and other covenants in the Credit Agreement and the limitations set forth in the indenture governing the notes. All of those borrowings would be secured, and as a result, would be effectively senior to the notes and the guarantee of the notes by SBACC. Any such borrowings may have the effect of reducing your ability to receive the full amount of principal and interest that is due under the notes. In addition, if Telecommunications or its restricted subsidiaries incur additional debt, this increased leverage could increase the business and financial risks associated with SBA’s and Telecommunications’ future operations.

The notes are the obligations of Telecommunications, and are not guaranteed by its subsidiaries, however the operations of Telecommunications are conducted through, and substantially all of its consolidated assets are held by, its subsidiaries.

The notes are the obligations of Telecommunications and are not guaranteed by any of its operating subsidiaries. As a result, the notes are structurally subordinated to all existing and future liabilities of Telecommunications’ subsidiaries. Substantially all of the cash flows from operations of Telecommunications are generated by its subsidiaries and they will use such cash flows to repay their current and future indebtedness prior to distributing any excess funds to Telecommunications to service the obligations due on the notes. Accordingly, Telecommunications’ ability to service its debt, including payments of principal and interest on the notes, depends on the results of operations of its subsidiaries and upon the ability of such subsidiaries to provide Telecommunications with cash, whether in the form of dividends, loans or otherwise, to pay amounts due on the obligations of Telecommunications, including the notes. Telecommunications’ subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to make payments on the notes or to make any funds available for that purpose. In addition, dividends, loans or other distributions to Telecommunications from such subsidiaries may be subject to contractual and other restrictions and are subject to other business considerations. Furthermore, Telecommunications’ right to receive any assets of any of its subsidiaries upon liquidation or reorganization, and, as a result, the right of the holders of the notes to participate in those assets, will also be effectively subordinated to the claims of that subsidiary’s creditors.

SBACC’s ability to pay principal, interest and additional interest, if any, on its indebtedness is similarly dependent on Telecommunications’ ability to make payments to SBACC because SBACC currently has no direct subsidiaries other than Telecommunications. Telecommunications may not be able to make distributions required to service SBACC’s indebtedness.

The value of the SBACC guarantee is limited, as SBACC’s only significant asset is its equity interest in Telecommunications and it does not conduct any operations other than through Telecommunications.

The notes are guaranteed by SBACC; however, the value of such guarantee may be significantly limited as SBACC is a holding company whose only significant asset is the outstanding capital stock of Telecommunications. Furthermore, SBACC conducts all of its business operations through its subsidiaries. Accordingly, SBACC is dependent for the service of its indebtedness on the ability of Telecommunications and its subsidiaries to generate cash flow and make this cash available to SBACC by dividend, distribution, transfer of assets or otherwise. The ability of Telecommunications and its subsidiaries to pay dividends, make distributions or transfer assets to SBACC is restricted by applicable state law and contractual restrictions, including the terms of the 2010 Credit Facility, the mortgage loan underlying the 2010 Tower Securities and the indenture governing the notes. As noted elsewhere in these “Risk Factors” and in this prospectus, SBACC currently has a substantial amount of indebtedness outstanding and its obligations under its guarantee of the notes will rank pari passu with this other indebtedness.

SBACC is not subject to the covenants in the indenture for the notes.

SBACC guaranteed the notes but is not directly subject to the covenants in the indenture governing the notes. As a result, the indenture does not restrict the ability of SBACC to sell, encumber or dispose of assets, pay dividends, make other distributions or enter into transactions with its affiliates. Any such transactions could have a material adverse effect on the ability of SBACC to make payments in respect of its guarantee of the notes. Furthermore, SBACC may be able to incur significant additional indebtedness in the future, and the indenture governing the notes does not prohibit SBACC from doing so. If any additional indebtedness is incurred by SBACC, the risks of servicing its indebtedness and therefore the ability to make any payments in respect of the notes pursuant to its guarantee will be magnified.

Telecommunications may not be able to purchase the notes upon a change of control triggering event, which would result in a default under the indenture governing the notes and would adversely affect its business and financial condition.

Upon the occurrence of a change of control triggering event (as defined in the indenture), each holder of the notes will have the right to require Telecommunications to repurchase all or any part of such holder’s notes at 101% of the principal amount thereof plus accrued and unpaid interest, if any, and additional interest, if any, to but excluding the purchase date. Furthermore, a change of control, as defined in the Credit Agreement, is an event of default under the 2010 Credit Facility and provides the lenders the right to terminate the commitment and accelerate amounts due. Telecommunications may not have sufficient funds available to make any required repurchases of the notes and/or repayment of amounts outstanding under the 2010 Credit Facility, and may be unable to receive distributions or advances from its subsidiaries in the future sufficient to meet such obligations. In addition, restrictions under future debt instruments may not permit Telecommunications to repurchase the notes. If Telecommunications fails to repurchase notes in that circumstance, it will be in default under the indenture governing the notes, which would in turn be a default under the 2010 Credit Facility. See “Description of Notes—Repurchase at the Option of Holders—Change of Control Triggering Event.”

Investors may not be able to determine when a change of control triggering event giving rise to their right to have the notes repurchased by Telecommunications has occurred following a sale of “substantially all” of the assets of Telecommunications.

A change of control triggering event, as defined in the indenture governing the notes, will require Telecommunications to make an offer to repurchase all the notes. The definition of change of control includes a phrase relating to the sale, lease or transfer of “all or substantially all” of the assets of Telecommunications. There is no precise established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of notes to require Telecommunications to repurchase its notes as a result of a sale, lease or transfer of less than all the assets of Telecommunications to another individual, group or entity may be uncertain.

The indenture governing the notes and the 2010 Credit Agreement contain restrictive covenants that could adversely affect Telecommunications’ business by limiting its flexibility.

The indenture governing the notes contains restrictive covenants imposing significant operational and financial restrictions on Telecommunications and its restricted subsidiaries, including restrictions that may limit its ability to engage in acts that may be in its long-term best interests.

Among other things, the covenants under the indenture limit the ability of Telecommunications and its restricted subsidiaries to:

•	Merge, consolidate or sell assets;

•	Make restricted payments, including pay dividends or make other distributions;

•	Enter into transactions with affiliates;

•	Enter into sale and leaseback transactions; and

•	Issue guarantees of indebtedness.

In addition, the indenture contains certain ratio tests that must be met before Telecommunications and its restricted subsidiaries may incur additional unsecured indebtedness or additional secured indebtedness. For example, Telecommunications and its restricted subsidiaries may only incur additional indebtedness if the Consolidated Indebtedness to Annualized Consolidated Adjusted EBITDA Ratio (as defined in “Description of Notes—Certain Definitions”) is no greater than 7.0 times on a pro forma basis. These restrictive covenants are subject to a number of qualifications and exceptions.

In addition, Telecommunications and its subsidiaries are subject to similar financial and other restrictive covenants and are required to maintain certain financial ratios under its 2010 Credit Facility. The Credit Agreement requires SBA Senior Finance II and SBACC to maintain specific financial ratios, including, at the SBA Senior Finance II level, a ratio of Consolidated Total Debt to Annualized Borrower EBITDA (as defined in the Credit Agreement) that does not exceed 5.0 times for any fiscal quarter, a ratio of Consolidated Total Debt and Net Hedge Exposure (as defined in the Credit Agreement) to Annualized Borrower EBITDA for the most recently ended fiscal quarter not to exceed 5.0 times for 30 consecutive days and a ratio of Annualized Borrower EBITDA to Annualized Cash Interest Expense (as defined in the Credit Agreement) of not less than 2.0 times for any fiscal quarter. In addition, SBACC’s ratio of Consolidated Total Net Debt to Consolidated Adjusted EBITDA (as defined in the Credit Agreement) for any fiscal quarter on an annualized basis cannot exceed 8.9 times.

These restrictive covenants could place Telecommunications and its restricted subsidiaries at a disadvantage compared to some of its competitors, which may have fewer restrictive covenants and may not be required to operate under these restrictions. Further, these covenants could have an adverse effect on Telecommunications’ business by limiting its ability to obtain future financing, engage in new tower development, mergers and acquisitions, and needed capital expenditures, withstand economic downturns in its business or the general economy, conduct operations or otherwise take advantage of other opportunities. If Telecommunications or its restricted subsidiaries fail to comply with these covenants, it could result in an event of default under its debt instruments. If any such default occurs, all amounts outstanding under the notes and the 2010 Credit Facility may become immediately due and payable.

The indenture governing the notes permits the dividend or distribution by Telecommunications and its restricted subsidiaries to SBACC to enable SBACC to pay mandatory cash interest due on SBACC’s existing indebtedness, including its convertible senior notes.

The restricted payments covenant in the indenture governing the notes permits Telecommunications and its restricted subsidiaries to declare or pay any dividend or make any distribution to SBACC to enable SBACC to pay mandatory cash interest amounts due on SBACC’s existing indebtedness, including its convertible senior notes or any refinancing thereof. As of March 31, 2010, the principal amount outstanding under the 0.375% Notes was $30.4 million, the principal amount outstanding under the 1.875% Notes was $550.0 million and the principal amount outstanding under the 4.0% Notes was $500.0 million. See “Description of Notes—Restricted Payments.”

Telecommunications will not be subject to reporting requirements under the Exchange Act and information about the notes may not be publicly available.

Telecommunications is not a reporting company and is not required to file public reports with the SEC under the Exchange Act. Subject to the rules and regulations of the SEC, the indenture permits Telecommunications to satisfy its financial reporting obligations by furnishing financial information relating to SBA accompanied by consolidating information that explains in reasonable detail the differences between the information relating to SBA and the information relating to Telecommunications and its subsidiaries on a stand-alone basis. However, the financial information provided for Telecommunications and its restricted subsidiaries will not be audited and may not provide you the same level of information that you would have if Telecommunications was a reporting person. SBACC currently files periodic reports with the SEC pursuant to Section 13 of the Exchange Act. Consequently, Telecommunications does not currently intend to file separate periodic reports with the SEC. See “Description of the Notes—Certain Covenants—Reports.”

There is currently no public market for the notes and an active trading market may not develop for the notes. The failure of a market to develop for the notes could adversely affect the liquidity and value of your notes.

There is no existing market for the notes. Telecommunications does not intend to apply for listing of the notes on any securities exchange or other stock market. Telecommunications was advised by the initial purchasers that following the completion of the offering of the notes, the initial purchasers intended to make a market in the notes. However, they are not obligated to do so and any market-making activities with respect to the notes may be discontinued by them at any time, at their sole discretion, without notice. In addition, any market-making activity is subject to limits imposed by the Securities Act and the Exchange Act. A market may not develop for the notes, and there can be no assurance as to the development of any market or the liquidity of any market for each series of notes. If an active, liquid market does not develop for the notes, the market price and liquidity of the notes may be adversely affected. If any of the notes are traded after their initial issuance, they may trade at a discount from their initial offering price.

The liquidity of the trading market, if any, and future trading prices of the notes will depend on many factors, including, among other things, the ability of holders to resell the notes pursuant to Rule 144 or otherwise, prevailing interest rates, Telecommunications’ operating results, financial performance and prospects, the market for similar securities and the overall securities market, and may be adversely affected by unfavorable changes in these factors. It is possible that the market for the notes will be subject to disruptions which may have a negative effect on the holders of the notes, regardless of Telecommunications’ operating results, financial performance or prospects.

If a bankruptcy petition were filed by or against us, holders of notes may receive a lesser amount for their claim than they would have been entitled to receive under the indenture governing the notes.

Based on a Southern District of New York Bankruptcy Court decision, if a bankruptcy petition were filed by or against us under the U.S. Bankruptcy Code after the issuance of the notes, there is a risk that a claim by any holder of the notes for the principal amount of the notes may be limited to an amount equal to the sum of:

•	the original issue price for the notes; and

•	that portion of the original issue discount that does not constitute “unmatured interest” for purposes of the U.S. Bankruptcy Code.

According to the Court, any original issue discount that was not amortized as of the date of the bankruptcy filing would constitute unmatured interest. Accordingly, holders of the notes under these circumstances may receive a lesser amount than they would be entitled to receive under the terms of the indenture governing the notes, even if sufficient funds are available.

Special Note Regarding Forward-Looking Statements

This prospectus contains “forward-looking statements.” These statements concern expectations, beliefs, projections, plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Specifically, this prospectus contains forward-looking statements regarding:

•	our expectation that we will continue to incur losses;

•

our expectations that site leasing revenues will continue to grow as wireless service providers lease additional space on our towers due to increasing minutes of use, network expansion and network coverage requirements;

•	our belief that our site leasing business is characterized by stable and long-term recurring revenues, predictable operating costs and minimal maintenance and non-discretionary capital expenditures;

•

our expectations regarding the growth of our cash flows by adding tenants to our towers at minimal incremental costs by using existing tower capacity or requiring wireless service providers to bear all or a portion of the cost of tower modifications;

•

our intent to grow our tower portfolio, domestically and internationally, by 5% to 10% through opportunities that meet our investment criteria and are available at prices which we believe will be accretive to our shareholders and allow us to maintain our long-term target leverage ratios;

•	our expectation that revenues from our international operations may grow in the future;

•	our intent to build at least 120 to 140 new towers in 2010 and our intent to have at least one signed tenant lease on each new tower on the day it is completed;

•	our expectations regarding the amount of future cash capital expenditures, both discretionary and non-discretionary, including expenditures required to maintain, improve and modify our towers;

•

our belief that our towers have significant capacity to accommodate additional tenants, that our tower operations are highly scalable and that we can add tenants to our towers at minimal incremental costs;

•	our belief regarding our position to capture additional site leasing business in our markets and identify and participate in site development projects across our markets;

•	our ability to capture 3G and 4G network build-out work;

•	actions we may pursue to manage our leverage position and ensure continued compliance with our financial covenants;

•	our intentions regarding the share repurchase program;

•	our estimates regarding our liquidity, our sources and principal uses of liquidity and our ability to fund operations, and refinance or repay our obligations as they become due;

•

our estimates regarding our annual debt service in 2010 and thereafter, and our belief that our cash flows from operations for the next twelve months will be sufficient to service our outstanding debt during the next twelve months;

•	our expectations regarding the impact of our convertible note hedge transactions, and the termination of such transactions, with Lehman Derivatives;

•

our intent and ability to continue to purchase and/or enter into long-term leases for the land that underlies our towers and the effect of such ground lease purchases on our margins and long-term financial condition;

•

our estimates regarding certain accounting and tax matters, including the adoption of certain accounting pronouncements and the availability of sufficient net operating losses to offset future taxable income; and

•	our use of the net proceeds from our debt offerings.

These forward-looking statements reflect our current views about future events and are subject to risks, uncertainties and assumptions. We wish to caution readers that certain important factors may have affected and could in the future affect our actual results and could cause actual results to differ significantly from those expressed in any forward-looking statement. The most important factors that could prevent us from achieving our goals, and cause the assumptions underlying forward-looking statements and the actual results to differ materially from those expressed in or implied by those forward-looking statements include, but are not limited to, the following:

•

our ability to sufficiently increase our revenues and maintain expenses and cash capital expenditures at appropriate levels to permit us to meet our anticipated uses of liquidity for operations and estimated portfolio growth;

•	the ability of our clients to access sufficient capital or their willingness to expend capital to fund network expansion or enhancements;

•	our ability to continue to comply with covenants and the terms of our credit instruments;

•

our ability to secure as many site leasing tenants as planned, including our ability to retain current leases on towers and deal with the impact, if any, of recent consolidation among wireless service providers;

•

our ability to identify towers and land underneath towers that would be attractive to our clients and accretive to our financial results; and to negotiate and consummate agreements to acquire such towers and land;

•

our ability to identify, acquire at acceptable prices and terms and integrate into our leasing business towers and tower assets, domestically and internationally, that meet our investment criteria and, to the extent that any such towers are located internationally, our ability to successfully manage the risks associated with international operations, including foreign exchange risk, currency restrictions and foreign regulatory and legal risks;

•	our ability to build at least 120 to 140 new towers in 2010;

•	our ability to secure and deliver anticipated services business at contemplated margins;

•	our ability to successfully and timely address zoning issues, permitting and other issues that arise in connection with the building of new towers;

•	our ability to realize economies of scale from our tower portfolio;

•	the business climate for the wireless communications industry in general and the wireless communications infrastructure providers in particular;

•	the state of the credit markets and capital markets, including the level of volatility, illiquidity and interest rates that may affect our ability to pursue actions to manage our leverage position;

•	the continued use of towers and dependence on outsourced site development services by the wireless communications industry; and

•

our ability to successfully estimate certain accounting and tax matters, including the effect on our company of adopting certain accounting pronouncements and the availability of sufficient net operating losses to offset taxable income.

Use of Proceeds

The Exchange Offers are intended to satisfy our obligations under the registration rights agreement entered into in connection with the issuance of the Original Notes. We will not receive any cash proceeds from the issuance of the Exchange Notes in the Exchange Offers.

In consideration for issuing the Exchange Notes as contemplated by this prospectus, we will receive the Original Notes in like principal amount. The Original Notes surrendered and exchanged for the applicable series of Exchange Notes will be retired and canceled and cannot be reissued.

Selected Financial Data

The selected historical consolidated financial and other data of SBA for the years ended December 31, 2009, 2008 and 2007, and as December 31, 2009 and 2008, have been derived from SBA’s audited financial statements incorporated by reference in this prospectus. The historical consolidated financial and other data of SBA for the years ended December 31, 2006 and 2005 and as of December 31, 2007, 2006 and 2005 have been derived from SBA’s audited financial statements that are not incorporated by reference in this prospectus. The selected historical consolidated financial information of SBA as of March 31, 2009 is derived from SBA’s unaudited financial statements, which are not incorporated by reference in this prospectus. The selected historical consolidated financial information of SBA for the three months ended March 31, 2010 and 2009 and as of March 31, 2010 are derived from SBA’s unaudited consolidated financial statements incorporated by reference in this prospectus. The information set forth below is not necessarily indicative or predictive of results of future operations and should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and related notes thereto contained in SBA’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and SBA’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, which are incorporated by reference in this prospectus.

	For the year ended December 31,					For the three months ended March 31,
	2005	2006	2007	2008	2009	2009	2010
	(audited)	(audited)	(audited)	(audited)	(audited)	(unaudited)	(unaudited)
			(as adjusted)	(as adjusted)
	(in thousands except for per share data)
Operating data:
Revenues:
Site leasing	$161,277	$256,170	$321,818	$395,541	$477,007	$115,478	$127,967
Site development	98,714	94,932	86,383	79,413	78,506	19,572	19,998

Total revenues	259,991	351,102	408,201	474,954	555,513	135,050	147,965

Operating expenses:
Cost of revenues (exclusive of depreciation, accretion and amortization shown below):
Cost of site leasing	47,259	70,663	88,006	96,175	111,842	27,565	29,183
Cost of site development	92,693	85,923	75,347	71,990	68,701	16,973	17,889
Selling, general and administrative	28,178	42,277	45,564	48,721	52,785	12,075	14,506
Acquisition related expenses	—	—	5	120	4,810	434	2,055
Restructuring and other charges (credits)	50	(357)	—	—	—	—	—
Asset impairment	398	—	—	921	3,884	—	—
Depreciation, accretion and amortization	87,218	133,088	169,232	211,445	258,537	63,653	67,446

Total operating expenses	255,796	331,594	378,154	429,372	500,559	120,700	131,079

Operating income	4,195	19,508	30,047	45,582	54,954	14,350	16,886

Other income (expense):
Interest income	2,096	3,814	10,182	6,883	1,123	288	82
Interest expense	(40,511)	(81,283)	(93,063)	(105,328)	(130,853)	(26,822)	(37,118)
Non-cash interest expense	(26,234)	(6,845)	(13,402)	(33,309)	(49,897)	(8,849)	(14,867)
Amortization of deferred financing fees	(2,850)	(11,584)	(8,162)	(10,746)	(10,456)	(2,576)	(2,492)
(Loss) gain from extinguishment of debt, net	(29,271)	(57,233)	(431)	44,269	(5,661)	5,948	(112)
Other income (expense)	31	692	(15,777)	(13,478)	163	13	319

Total other expense	(96,739)	(152,439)	(120,653)	(111,709)	(195,581)	(31,998)	(54,188)

Loss from continuing operations before income taxes	(92,544)	(132,931)	(90,606)	(66,127)	(140,627)	(17,648)	(37,302)
Provision for income taxes	(2,104)	(517)	(868)	(1,037)	(492)	(242)	(109)

Loss from continuing operations	(94,648)	(133,448)	(91,474)	(67,164)	(141,119)	(17,890)	(37,411)
Loss from discontinued operations, net of income taxes	(61)	—	—	—	—	—	—

Net loss	(94,709)	(133,448)	(91,474)	(67,164)	(141,119)	(17,890)	(37,411)
Less: Net loss attributable to the non controlling interest	—	—	—	—	248	—	85

Net loss attributable to SBA Communications Corporation	$(94,709)	$(133,448)	$(91,474)	$(67,164)	$(140,871)	$(17,890)	$(37,326)

Basic and diluted loss per common share amounts:
Loss from continuing operations	$(1.28)	$(1.36)	$(0.87)	$(0.61)	$(1.20)	$(0.15)	$(0.32)
Loss from discontinued operations	—	—	—	—	—

Net loss per common share	$(1.28)	$(1.36)	$(0.87)	$(0.61)	$(1.20)	$(0.15)	$(0.32)

Basic and diluted weighted average shares outstanding	73,823	98,193	104,743	109,882	117,165	117,984	117,118

	As of December 31,					As of March 31,
	2005	2006	2007	2008	2009	2009	2010
	(audited)	(audited)	(audited)	(audited)	(audited)	(unaudited)	(unaudited)
			(as adjusted)	(as adjusted)
	(in thousands)
Balance Sheet Data:
Cash and cash equivalents	$45,934	$46,148	$70,272	$78,856	$161,317	$89,784	$118,274
Short-term investments	19,777	—	55,142	162	5,352	164	3,560
Restricted cash(1)	19,512	34,403	37,601	38,599	30,285	36,568	27,100
Property and equipment, net	728,333	1,105,942	1,191,969	1,502,672	1,496,938	1,482,953	1,472,668
Intangibles, net	31,491	724,872	868,999	1,425,132	1,435,591	1,405,389	1,420,547
Total assets	952,536	2,046,292	2,382,863	3,207,829	3,313,646	3,172,020	3,270,641
Total debt	784,392	1,555,000	1,844,573	2,392,230	2,489,050	2,354,069	2,501,351
Total shareholders’ equity(2)	81,431	385,921	396,357	650,510	599,949	650,149	562,307

	For the year ended December 31,					For the three months ended March 31,
	2005	2006	2007	2008	2009	2009	2010
	(audited)	(audited)	(audited)	(audited)	(audited)	(unaudited)	(unaudited)
			(as adjusted)	(as adjusted)
	(in thousands)
Other Data:
Cash provided by (used in):
Operating activities	$49,767	$73,730	$122,934	$173,696	$222,558	$49,284	$37,418
Investing activities	(99,283)	(738,353)	(301,884)	(580,549)	(229,075)	(5,471)	(72,752)
Financing activities	25,823	664,837	203,074	415,437	88,978	(32,885)	(7,709)

(1)	Restricted cash of $27.1 million as of March 31, 2010 consisted of $25.9 million related to CMBS Mortgage loan requirements and $1.2 million related to payment and performance bonds. Restricted cash of $36.6 million as of March 31, 2009 consisted of $35.4 million related to CMBS Mortgage loan requirements and $1.2 million related to payment and performance bonds. Restricted cash of $30.3 million as of December 31, 2009 consisted of $29.1 million related to CMBS Mortgage loan requirements and $1.2 million related to payment and performance bonds. Restricted cash of $38.6 million as of December 31, 2008 consisted of $36.2 million related to CMBS Mortgage loan requirements and $2.4 million related to payment and performance bonds. Restricted cash of $37.6 million as of December 31, 2007 consisted of $35.3 million related to CMBS Mortgage loan requirements and $2.3 million related to payment and performance bonds. Restricted cash of $34.4 million as of December 31, 2006 consisted of $30.7 million related to CMBS mortgage loan requirements and $3.7 million related to payment and performance bonds. Restricted cash of $19.5 million as of December 31, 2005 consisted of $17.9 million related to CMBS mortgage loan requirements and $1.6 million related to payment and performance bonds.
(2)	Includes deferred loss from the termination of nine interest rate swap agreements of $3.7 million as of March 31, 2010, $6.8 million as of March 31, 2009, $4.3 million as of December 31, 2009, $7.4 million as of December 31, 2008, $10.2 million as of December 31, 2007 and $12.5 million as of December 31, 2006. Includes deferred gain from the termination of two interest rate swap agreements of $5.0 million as of March 31, 2009, $5.9 million as of December 31, 2008, $8.9 million as of December 31, 2007, $11.8 million as of December 31, 2006 and $14.5 million as of December 31, 2005.

Ratio of Earnings To Fixed Charges

For purposes of calculating the ratio of earnings to fixed charges, earnings represent net loss before income taxes, cumulative effect of changes in accounting principles, discontinued operations and dividends on preferred stock. Fixed charges consist of interest expense, the component of rental expense believed by management to be representative of the interest factor thereon, amortization of original issue discount and debt issue costs and preferred dividends. SBA had a deficiency in earnings to fixed charges of $140.3 million for 2009, $65.8 million for 2008, $90.3 million for 2007, $132.8 million for 2006, $92.0 million for 2005 and $37.3 for the three months ended March 31, 2010. There were no preferred shares outstanding, and therefore no preference dividends paid, for the years ended December 31, 2009, 2008, 2007, 2006 and 2005.

The Exchange Offers

Purpose of the Exchange Offers

In connection with the issuance of the Original Notes, we entered into a registration rights agreement with the initial purchasers, under which we agreed to file and to use our reasonable best efforts to file with the SEC and cause to become effective an exchange offer registration statement under the Securities Act and to consummate the Exchange Offers.

We are making the Exchange Offers in reliance on the position of the SEC as set forth in certain no-action letters. However, we have not sought our own no-action letter. Based upon these interpretations by the SEC, we believe that a holder of Exchange Notes who exchanges Original Notes for Exchange Notes in the Exchange Offers generally may offer the Exchange Notes for resale, sell the Exchange Notes and otherwise transfer the Exchange Notes without further registration under the Securities Act and without delivery of a prospectus that satisfies the requirements of Section 10 of the Securities Act. This does not apply, however, to a holder who is our “affiliate” within the meaning of Rule 405 of the Securities Act. We also believe that a holder may offer, sell or transfer the Exchange Notes only if the holder acknowledges that the holder is acquiring the Exchange Notes in the ordinary course of its business and is not participating, does not intend to participate and has no arrangement or understanding with any person to participate in a distribution of the Exchange Notes.

Any holder of the Original Notes using the Exchange Offers to participate in a distribution of Exchange Notes cannot rely on the no-action letters referred to above. Any broker-dealer who holds Original Notes acquired for its own account as a result of market-making activities or other trading activities and who receives Exchange Notes in exchange for such Original Notes pursuant to the Exchange Offers may be a statutory underwriter and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. See “Plan of Distribution.”

Each broker-dealer that receives Exchange Notes for its own account in exchange for Original Notes, where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See “Plan of Distribution.”

Except as described above, this prospectus may not be used for an offer to resell, resale or other transfer of Exchange Notes.

The Exchange Offers are not being made to, nor will we accept tenders for exchange from, holders of Original Notes in any jurisdiction in which the Exchange Offers or the acceptance of the Exchange Offers would not be in compliance with the securities or blue sky laws of such jurisdiction.

Terms of the Exchanges

Upon the terms and subject to the conditions of the Exchange Offers, we will accept any and all Original Notes validly tendered at or prior to 12:00 midnight, New York City time, on the Expiration Date for the Exchange Offers. Promptly after the expiration date (unless extended as described in this prospectus), we will issue:

•

an aggregate principal amount of up to $375,000,000 of 2016 Exchange Notes for a like principal amount of outstanding 2016 Original Notes tendered and accepted in connection with the Exchange Offer; and

•	an aggregate principal amount of up to $375,000,000 of 2019 Exchange Notes for a like principal amount of outstanding 2019 Original Notes tendered and accepted in connection with the Exchange Offer.

The Exchange Notes issued in connection with the Exchange Offers will be delivered promptly after the expiration date. Holders may tender some or all of their Original Notes in connection with the Exchange Offers, but only in principal amounts of $2,000 or in integral multiples of $1,000 in excess thereof.

The terms of the Exchange Notes will be identical in all material respects to the terms of the applicable series of Original Notes, except that the Exchange Notes will have been registered under the Securities Act and will be issued free from any covenant regarding registration, including the payment of special interest upon a failure to complete the Exchange Offers by a certain date. The Exchange Notes will evidence the same debt as the Original Notes and will be issued under the same indenture and be entitled to the same benefits under that indenture as the Original Notes being exchanged. As of the date of this prospectus, $375,000,000 aggregate principal amount of the 2016 Original Notes are outstanding and $375,000,000 aggregate principal amount of the 2019 Original Notes are outstanding.

In connection with the issuance of the Original Notes, we arranged for the Original Notes purchased by qualified institutional buyers and those sold in reliance on Regulation S under the Securities Act to be issued and transferable in book-entry form through the facilities of DTC, acting as depositary. Except as described under “Book-Entry Settlement and Clearance,” Exchange Notes will be issued in the form of a global note registered in the name of DTC or its nominee and each beneficial owner’s interest in it will be transferable in book-entry form through DTC. See “Book-Entry Settlement and Clearance.”

Holders of Original Notes do not have any appraisal or dissenters’ rights in connection with the Exchange Offers. Original Notes that are not tendered for exchange or are tendered but not accepted in connection with the Exchange Offers will remain outstanding and be entitled to the benefits of the Indenture, but certain registration and other rights under the registration rights agreement will terminate and holders of the Original Notes will generally not be entitled to any registration rights under the registration rights agreement. See “—Consequences of Failure to Properly Tender Original Notes in the Exchange Offers.”

We shall be considered to have accepted validly tendered Original Notes if and when we have given oral (to be followed by prompt written notice) or written notice to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders for the purposes of receiving the Exchange Notes from us.

If any tendered Original Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events described in this prospectus or otherwise, we will return the Original Notes, without expense, to the tendering holder promptly after the expiration date for the Exchange Offers.

Holders who tender Original Notes will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes on exchange of Original Notes in connection with the Exchange Offers. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offers. See “—Fees and Expenses”.

Expiration Date; Extensions; Amendments

The expiration date for the Exchange Offers is 12:00 midnight, New York City time, on [20 business days after commencement], unless extended by us in our sole discretion, in which case the term “expiration date” shall mean the latest date and time to which the Exchange Offers are extended.

We reserve the right, in our sole discretion:

•

subject to applicable law, to delay accepting any Original Notes, to extend the Exchange Offers or to terminate the Exchange Offers if, in our reasonable judgment, any of the conditions described below shall not have been satisfied, by giving oral (to be followed by prompt written notice) or written notice of the delay, extension or termination to the Exchange Agent; or

•	to amend the terms of the Exchange Offers in any manner.

If we amend the Exchange Offers in a manner that we consider material, we will disclose such amendment by means of a prospectus supplement, and we will extend the Exchange Offers for a period of five to ten business days, as required by law.

If we determine to extend, amend or terminate the Exchange Offers, we will publicly announce this determination by making a timely release through an appropriate news agency prior to 9:00 am., New York City time, on the next business day after the scheduled expiration date.

During any extension, all Original Notes previously tendered will remain subject to the Exchange Offers and may be accepted for exchange by us only upon expiration of the Exchange Offers, unless validly withdrawn. If we terminate the Exchange Offers, we will promptly return any Original Notes deposited, pursuant to the Exchange Offers as required by Rule 14e-1(c).

Interest on the Exchange Notes

The 2016 Exchange Notes will bear interest at the rate of 8.000% per annum from the most recent date to which interest on the 2016 Original Notes has been paid. The 2019 Exchange Notes will bear interest at the rate of 8.250% per annum from the most recent date to which interest on the 2019 Original Notes has been paid. Interest will be payable semiannually on February 15 and August 15 of each year.

Conditions to the Exchange Offers

Notwithstanding any other provisions of the Exchange Offers, or any extension of the Exchange Offers, we will not be required to accept for exchange, or to exchange any Exchange Notes for any of the applicable series of Original Notes and we may terminate the Exchange Offers or, at our option, modify, extend or otherwise amend the Exchange Offers, if any of the following conditions exist on or prior to the Expiration Date:

•

any action or event shall have occurred or been threatened, any action shall have been taken, or any statute, rule, regulation, judgment, order, stay, decree or injunction shall have been issued, promulgated, enacted, entered, enforced or deemed to be applicable to the Exchange Offers or the exchange of Original Notes for the applicable series of Exchange Notes under the Exchange Offers by or before any court or governmental regulatory or administrative agency, authority, instrumentality or tribunal, including, without limitation, taxing authorities, that either:

(a)	challenges the making of the Exchange Offers or the exchange of Original Notes for Exchange Notes under the Exchange Offers or might, directly or indirectly, be expected to prohibit, prevent, restrict or delay consummation of, or might otherwise adversely affect in any material manner, the Exchange Offers or the exchange of Original Notes for the applicable series of Exchange Notes under the Exchange Offers; or

(b)	in our reasonable judgment, could materially adversely affect our (or our subsidiaries’) business, condition (financial or otherwise), income, operations, properties, assets, liabilities or prospects or materially impair the contemplated benefits to us of the Exchange Offers or the exchange of Original Notes for the applicable series of Exchange Notes under the Exchange Offers;

•

anything has occurred or may occur that would or might, in our reasonable judgment, be expected to prohibit, prevent, restrict or delay the Exchange Offers or impair our ability to realize the anticipated benefits of the Exchange Offers;

•

there shall have occurred (a) any general suspension of or limitation on trading in securities in the United States securities or financial markets, whether or not mandatory, (b) any material adverse change in the prices of the Original Notes that are the subject of the Exchange Offers, (c) a material impairment in the general trading market for debt securities, (d) a declaration of a banking moratorium or any suspension of payments in respect of banks by federal or state authorities in the United States, whether or not mandatory, (e) a commencement of a war, armed hostilities, a terrorist act or other national or international calamity directly or indirectly relating to the United States, (f) any limitation, whether or not mandatory, by any governmental authority on, or other event having a reasonable likelihood of affecting, the extension of credit by banks or other lending institutions in the United States, (g) any material adverse change in the securities or financial markets in the United States generally or (h) in the case of any of the foregoing existing at the time of the commencement of the Exchange Offers, a material acceleration or worsening thereof; and

•

the Trustee with respect to the Indenture for the Original Notes that are the subject of the Exchange Offers and the Exchange Notes to be issued in the Exchange Offers shall have been directed by any holders of Original Notes to object in any respect to, or take any action that could, in our reasonable judgment, adversely affect the consummation of the Exchange Offers or the exchange of Original Notes for the applicable series of Exchange Notes under the Exchange Offers, or the Trustee shall have taken any action that challenges the validity or effectiveness of the procedures used by us in making the Exchange Offers or the exchange of Original Notes for the applicable series of Exchange Notes under the Exchange Offers.

The foregoing conditions are for our sole benefit and may be waived by us, in whole or in part, in our absolute discretion. Any determination made by us concerning an event, development or circumstance described or referred to above will be conclusive and binding.

If any of the foregoing conditions are not satisfied, we may, at any time on or prior to the Expiration Date:

•	terminate the Exchange Offers and promptly return all tendered Original Notes to the respective tendering holders;

•

modify, extend or otherwise amend either or both of the Exchange Offers and retain all tendered Original Notes until the Expiration Date, as extended, subject, however, to the withdrawal rights of holders; or

•

waive the unsatisfied conditions with respect to either or both of the Exchange Offers and accept all Original Notes tendered and not previously validly withdrawn, subject to any requirement to extend the period of time during which the Exchange Offers are open.

In addition, subject to applicable law, we may in our absolute discretion terminate the Exchange Offers for any other reason.

Effect of Tender

Any tender by a holder, and our subsequent acceptance of that tender, of Original Notes will constitute a binding agreement between that holder and us upon the terms and subject to the conditions of the Exchange Offers described in this prospectus and in the letter of transmittal. The participation in the Exchange Offers by a tendering holder of Original Notes will constitute the agreement by that holder to deliver good and marketable title to the tendered Original Notes, free and clear of any and all liens, restrictions, charges, pledges, security interests, encumbrances or rights of any kind of third parties.

Absence of Dissenters’ Rights

Holders of the Original Notes do not have any appraisal or dissenters’ rights in connection with the Exchange Offers.

Procedures for Tendering

If you wish to participate in the Exchange Offers and your Original Notes are held by a custodial entity such as a bank, broker, dealer, trust company or other nominee, you must instruct that custodial entity to tender your Original Notes on your behalf pursuant to the procedures of that custodial entity. Please ensure you contact your custodial entity as soon as possible to give them sufficient time to meet your requested deadline.

To participate in the Exchange Offers, you must either:

•

complete, sign and date a letter of transmittal, or a facsimile thereof, in accordance with the instructions in the letter of transmittal, including guaranteeing the signatures to the letter of transmittal, if required, and mail or otherwise deliver the letter of transmittal or a facsimile thereof, together with the certificates representing your Original Notes specified in the letter of transmittal, to the Exchange Agent at the address listed in the letter of transmittal, for receipt at or prior to 12:00 midnight, New York City time, on the expiration date; or

•	comply with the Automated Tender Offer Program (“ATOP”) procedures for book-entry transfer described below at or prior to 12:00 midnight, New York City time, on the expiration date.

The Exchange Agent and DTC have confirmed that the Exchange Offers are eligible for ATOP with respect to book-entry notes held through DTC. The letter of transmittal, or a facsimile thereof, with any required signature guarantees, or, in the case of book-entry transfer, an agent’s message in lieu of the letter of transmittal, and any other required documents, must be transmitted to and received by the Exchange Agent on or prior to the Expiration Date at its address set forth below under the caption “Exchange Agent.” Original Notes will not be deemed to have been tendered until the letter of transmittal and signature guarantees, if any, or agent’s message, is received by the Exchange Agent.

Holders of Original Notes whose certificates for Original Notes are not lost but are not immediately available or who cannot deliver their certificates and all other documents required by the letter of transmittal to the exchange agent at prior to 12:00 midnight, New York City time, on the expiration date, or who cannot complete the procedures for book-entry transfer at or prior to 12:00 midnight, New York City time, on the expiration date, may tender their Original Notes according to the guaranteed delivery procedures set forth in “—Guaranteed Delivery Procedures” below.

The tender by a holder of Original Notes will constitute an agreement between us and the holder in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

The method of delivery of Original Notes, the letter of transmittal and all other required documents to the Exchange Agent is at the election and risk of the holders. Instead of delivery by mail, we recommend that holders use an overnight or hand delivery service, properly insured. In all cases, sufficient time should be allowed to assure delivery to and receipt by the Exchange Agent on or prior to the Expiration Date. Do not send the letter of transmittal or any Original Notes to anyone other than the Exchange Agent.

If you are tendering your Original Notes in exchange for the applicable series of Exchange Notes and anticipate delivering your letter of transmittal and other documents other than through DTC, we urge you to contact promptly a bank, broker or other intermediary that has the capability to hold notes custodially through DTC to arrange for receipt of any Original Notes to be delivered pursuant to the Exchange Offers and to obtain the information necessary to provide the required DTC participant with account information in the letter of transmittal.

If you are a beneficial owner which holds Original Notes through Euroclear (as defined herein) or Clearstream (as defined herein) and wish to tender your Original Notes, you must instruct Euroclear or Clearstream, as the case may be, to block the account in respect of the tendered Original Notes in accordance with the procedures established by Euroclear or Clearstream. You are encouraged to contact Euroclear and Clearstream directly to ascertain their procedure for tendering Original Notes.

Book-Entry Delivery Procedures for Tendering Original Notes Held with DTC

If you wish to tender Original Notes held on your behalf by a nominee with DTC, you must:

•	inform your nominee of your interest in tendering your Original Notes pursuant to the Exchange Offers; and

•

instruct your nominee to tender all Original Notes you wish to be tendered in the Exchange Offers into the Exchange Agent’s account at DTC at or prior to 12:00 midnight, New York City time, on the expiration date.

Any financial institution that is a nominee in DTC, including Euroclear and Clearstream, must tender Original Notes by effecting a book-entry transfer of Original Notes to be tendered in the Exchange Offers into the account of the Exchange Agent at DTC by electronically transmitting its acceptance of the Exchange Offers through the ATOP procedures for transfer. DTC will then verify the acceptance, execute a book-entry delivery to the Exchange Agent’s account at DTC and send an agent’s message to the Exchange Agent. An “agent’s message” is a message, transmitted by DTC to, and received by, the Exchange Agent and forming part of a book-entry confirmation, which states that DTC has received an express acknowledgement from an organization that participates in DTC (a “participant”), tendering Original Notes that the participant has received and agrees to be bound by the terms of the letter of transmittal and that we may enforce the agreement against the participant. A letter of transmittal need not accompany tenders effected through ATOP.

Proper Execution and Delivery of the Letter of Transmittal

Signatures on a letter of transmittal or notice of withdrawal described under “—Withdrawal of Tenders,” as the case may be, must be guaranteed by an eligible guarantor institution unless the Original Notes tendered pursuant to the letter of transmittal are tendered for the account of an eligible guarantor institution. An “eligible guarantor institution” is one of the following firms or other entities identified in Rule 17Ad-15 under the Exchange Act (as the terms are used in Rule 17Ad-15):

•	a bank;

•	a broker, dealer, municipal securities dealer, municipal securities broker, government securities dealer or government securities broker;

•	a credit union;

•	a national securities exchange, registered securities association or clearing agency; or

•	a savings institution that is a participant in a Securities Transfer Association recognized program.

If signatures on a letter of transmittal or notice of withdrawal are required to be guaranteed, that guarantee must be made by an eligible institution.

If the letter of transmittal is signed by the holders of Original Notes tendered thereby, the signatures must correspond with the names as written on the face of the Original Notes without any change whatsoever. If any of the Original Notes tendered thereby are held by two or more holders, each holder must sign the letter of transmittal. If any of the Original Notes tendered thereby are registered in different names on different Original Notes, it will be necessary to complete, sign and submit as many separate letters of transmittal, and any accompanying documents, as there are different registrations of certificates.

If Original Notes that are not tendered for exchange pursuant to the Exchange Offers are to be returned to a person other than the tendering holder, certificates for those Original Notes must be endorsed or accompanied by an appropriate instrument of transfer, signed exactly as the name of the registered owner appears on the certificates, with the signatures on the certificates or instruments of transfer guaranteed by an eligible guarantor institution.

If the letter of transmittal is signed by a person other than the holder of any Original Notes listed in the letter of transmittal, those Original Notes must be properly endorsed or accompanied by a properly completed bond power, signed by the holder exactly as the holder’s name appears on those Original Notes. If the letter of transmittal or any Original Notes, bond powers or other instruments of transfer are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing, and, unless waived by us, evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

No alternative, conditional, irregular or contingent tenders will be accepted. By executing the letter of transmittal, or facsimile thereof, the tendering holders of Original Notes waive any right to receive any notice of the acceptance for exchange of their Original Notes. Tendering holders should indicate in the applicable box in the letter of transmittal the name and address to which payments and/or substitute certificates evidencing Original Notes for amounts not tendered or not exchanged are to be issued or sent, if different from the name and address of the person signing the letter of transmittal. If those instructions are not given, Original Notes not tendered or exchanged will be returned to the tendering holder.

All questions as to the validity, form, eligibility, including time of receipt, and acceptance and withdrawal of tendered Original Notes will be determined by us in our absolute discretion, which determination will be final and binding. We reserve the absolute right to reject any and all tendered Original Notes determined by us not to be in proper form or not to be tendered properly or any tendered Original Notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive, in our absolute discretion, any defects, irregularities or conditions of tender as to particular Original Notes, whether or not waived in the case of other Original Notes. Our interpretation of the terms and conditions of the Exchange Offers, including the terms and instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Original Notes must be cured within the time we determine. Neither we, the Exchange Agent nor any other person will be under any duty to notify holders of defects or irregularities with respect to tenders of Original Notes, nor shall any such party incur any liability for failure to give that notification. Tenders of Original Notes will not be deemed to have been made until any defects or irregularities therein have been cured or waived.

Any holder whose Original Notes have been mutilated, lost, stolen or destroyed will be responsible for obtaining replacement securities or for arranging for indemnification with the trustee of the Original Notes. Holders may contact the Exchange Agent for assistance with these matters.

In addition, we reserve the right, as set forth above under the caption “—Conditions to the Exchange Offers,” to terminate the Exchange Offers. By tendering, each holder represents and acknowledges to us, among other things, that:

•

it has full power and authority to tender, sell, assign and transfer the Original Notes it is tendering and that we will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim when the same are accepted by us;

•	the Exchange Notes acquired in connection with the Exchange Offers are being obtained in the ordinary course of business of the person receiving the Exchange Notes;

•	at the time of commencement of the Exchange Offers it had no arrangement with any person to participate in a distribution of such Exchange Notes;

•	it is not an “affiliate” (as defined in Rule 405 under the Securities Act) of Telecommunications or SBACC; and

•

if the holder is a broker-dealer, that it is not engaged in, and does not intend to engage in, a distribution of the Exchange Notes, and that it will receive Exchange Notes for its own account in exchange for Original Notes that were acquired by such broker-dealer as a result of market-making activities or other trading activities and that it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See “Plan of Distribution”.

Guaranteed Delivery Procedures

If your certificates for Original Notes are not lost but are not immediately available or you cannot deliver your certificates and any other required documents to the exchange agent at or prior to 12:00 midnight, New York City time, on the expiration date, or you cannot complete the procedures for book-entry transfer at or prior to 12:00 midnight, New York City time, on the expiration date, you may nevertheless effect a tender of your Original Notes if:

•	the tender is made through an eligible institution;

•

prior to the expiration date of the Exchange Offers, the exchange agent receives by facsimile transmission, mail or hand delivery from such eligible institution a validly completed and duly executed notice of guaranteed delivery, substantially in the form provided with this prospectus, or an agent’s message with respect to guaranteed delivery which:

¡	sets forth your name and address and the amount of your Original Notes tendered;

¡	states that the tender is being made thereby; and

¡

guarantees that within three trading days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered Original Notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

•

the certificates for all physically tendered Original Notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and all other documents required by the letter of transmittal are received by the exchange agent within three trading days after the date of execution of the notice of guaranteed delivery.

Withdrawal of Tenders

Tenders of Original Notes in the Exchange Offers may be validly withdrawn at any time prior to 12:00 midnight, New York City time, on the expiration date.

For a withdrawal of a tender to be effective, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent prior to 12:00 midnight, New York City time, on the expiration date at its address set forth below under the caption “Exchange Agent”. The withdrawal notice must:

(1)	specify the name of the tendering holder of Original Notes;

(2)	bear a description, including the series, of the Original Notes to be withdrawn;

(3)	specify, in the case of Original Notes tendered by delivery of certificates for those Original Notes, the certificate numbers shown on the particular certificates evidencing those Original Notes;

(4)	specify the aggregate principal amount represented by those Original Notes;

(5)	specify, in the case of Original Notes tendered by delivery of certificates for those Original Notes, the name of the registered holder, if different from that of the tendering holder, or specify, in the case of Original Notes tendered by book-entry transfer, the name and number of the account at DTC to be credited with the withdrawn Original Notes; and

(6)	be signed by the holder of those Original Notes in the same manner as the original signature on the letter of transmittal, including any required signature guarantees, or be accompanied by evidence satisfactory to us that the person withdrawing the tender has succeeded to the beneficial ownership of those Original Notes.

The signature on any notice of withdrawal must be guaranteed by an eligible guarantor institution, unless the Original Notes have been tendered for the account of an eligible guarantor institution.

If Original Notes have been tendered pursuant to the procedure for book-entry transfer described in “—Book-Entry Delivery Procedures for Tendering Original Notes Held with DTC,” any notice of withdrawal must comply with the applicable procedures of DTC. All questions as to the validity, form and eligibility and time of receipt of such notice will be determined by Telecommunications, whose determination shall be final and binding on all parties. Any Original Notes so properly withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offers and no Exchange Notes will be issued with respect thereto unless the Original Notes so withdrawn are validly retendered. Any Original Notes that have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of Original Notes tendered by book-entry transfer into the exchange agent’s account at DTC pursuant to the book-entry transfer procedures described in “—Book-Entry Delivery Procedures for Tendering Original Notes Held with DTC”, such Original Notes will be credited to an account maintained with DTC for the Original Notes) as soon as practicable after withdrawal, rejection of the tender or termination of the Exchange Offers. Properly withdrawn Original Notes may be retendered by following the procedures described above at any time at or prior to 12:00 midnight, New York City time, on the expiration date.

Exchange Agent

U.S. Bank National Association has been appointed as Exchange Agent in connection with the Exchange Offers. Questions and requests for assistance, as well as requests for additional copies of this prospectus or of the letter of transmittal, should be directed to the Exchange Agent at its offices at U.S. Bank National Association, West Side Flats Operations Center, Attn: Lori Buckles, 60 Livingston Ave., St. Paul, MN 55107. The Exchange Agent’s telephone number is (651) 495-3511 and facsimile number is (651) 495-8158.

Fees and Expenses

We will not make any payment to brokers, dealers or others soliciting acceptances of the Exchange Offers. We will pay certain other expenses to be incurred in connection with the Exchange Offers, including the fees and expenses of the Exchange Agent and certain accountant and legal fees.

Holders who tender their Original Notes for exchange will not be obligated to pay transfer taxes. If, however:

•	Exchange Notes are to be delivered to, or issued in the name of, any person other than the registered holder of the Original Notes tendered;

•	tendered Original Notes are registered in the name of any person other than the person signing the letter of transmittal; or

•	a transfer tax is imposed for any reason other than the exchange of Original Notes in connection with the Exchange Offer;

then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption from them is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to the tendering holder.

Accounting Treatment

The Exchange Notes will be recorded at the same carrying value as the Original Notes as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the completion of the Exchange Offers. The payment to bondholders for the Exchange Offers will increase deferred financing costs but payments made to other third parties will be expensed as incurred in accordance with generally accepted accounting principles.

Consequences of Failure to Properly Tender Original Notes in the Exchange Offers

Issuance of the Exchange Notes in exchange for the Original Notes under the Exchange Offers will be made only after timely receipt by the Exchange Agent of a properly completed and duly executed letter of transmittal (or an agent’s message from DTC) and the certificate(s) representing such Original Notes (or confirmation of book-entry transfer), and all other required documents. Therefore, holders of the Original Notes desiring to tender such Original Notes in exchange for Exchange Notes should allow sufficient time to ensure timely delivery. We are under no duty to give notification of defects or irregularities of tenders of Original Notes for exchange. Original Notes that are not tendered or that are tendered but not accepted by us will, following completion of the Exchange Offers, continue to be subject to the existing restrictions upon transfer thereof under the Securities Act, and, upon completion of the Exchange Offers, certain registration rights under the registration rights agreement will terminate.

In the event the Exchange Offers are completed, we generally will not be required to register the remaining Original Notes, subject to limited exceptions. Remaining Original Notes will continue to be subject to the following restrictions on transfer:

•

the remaining Original Notes may be resold only if registered pursuant to the Securities Act, if any exemption from registration is available, or if neither such registration nor such exemption is required by law; and

•	the remaining Original Notes will bear a legend restricting transfer in the absence of registration or an exemption.

We do not currently anticipate that we will register the remaining Original Notes under the Securities Act. To the extent that Original Notes are tendered and accepted in connection with the Exchange Offers, any trading market for remaining Original Notes could be adversely affected. See “Risk Factors—Risks Relating to the Exchange Offers—If you fail to exchange your Original Notes, they will continue to be restricted securities and may become less liquid.”

Description of Notes

General

We issued the Original Notes under an indenture, dated as of July 24, 2009, among Telecommunications, as issuer, SBACC, as guarantor, and U.S. Bank National Association, as trustee. Set forth below is a description of the specific terms of the notes. This description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the indenture. Unless the context otherwise requires, references in this “Description of Notes” includes the Original Notes and the Exchange Notes. As such, the 2016 Notes refers to both the 2016 Original Notes and the 2016 Exchange Notes, the 2019 Notes refers to both the 2019 Original Notes and the 2019 Exchange Notes, and the notes refers to both the Original Notes and the Exchange Notes.

Capitalized terms used in this “Description of Notes” section and not otherwise defined have the meanings set forth in the section “—Certain Definitions.” As used in this “Description of Notes” section, the word “Telecommunications” refers to SBA Telecommunications, Inc. and not to any of its Subsidiaries.

On July 24, 2009, Telecommunications issued $750,000,000 aggregate principal amount of Senior Notes, consisting of $375,000,000 aggregate principal amount of 8.000% Senior Notes due 2016 and $375,000,000 aggregate principal amount of 8.250% Senior Notes due 2019 under an indenture. The 2016 Notes accrue interest from the Issue Date at a rate of 8.000%. The 2019 Notes accrue interest from the Issue Date at a rate of 8.250%. The interest on the notes is payable semiannually on February 15 and August 15. The 2016 Notes mature on August 15, 2016 and the 2019 Notes mature on August 15, 2019. The 2016 Notes and the 2019 Notes were each issued as a separate series and vote separately for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to repurchase. You may request copies of the indenture at our address set forth under the heading “Where You Can Find More Information; Incorporation by Reference.”

The 2016 Notes and the 2019 Notes are two separate series of notes, including for purposes of, among other things, payments of principal and interest, Events of Default and consents to amendments to the applicable notes.

Brief Description of the Notes

The notes:

•	are general obligations of Telecommunications;

•	rank equally with all existing and future senior debt of Telecommunications;

•	will be effectively subordinated to all liabilities (including trade payables) of each Subsidiary; and

•	are guaranteed, on a senior unsecured basis, by SBACC.

Telecommunications has covenanted that it will offer to repurchase the notes under the circumstances described in the indenture upon:

•	a Change of Control Triggering Event; or

•	an Asset Sale by Telecommunications or any of its Restricted Subsidiaries. The indenture also contains covenants with respect to the following:

•	Restricted Payments;

•	Incurrence of Indebtedness and issuance of preferred stock;

•	Liens;

•	Dividend and other payment restrictions affecting Subsidiaries;

•	Merger, consolidation or sale of assets;

•	Transactions with Affiliates;

•	Sale and leaseback transactions;

•	Limitation on issuances of Guarantees of Indebtedness;

•	Business activities; and

•	Reports.

In addition, certain covenants will be suspended during any period in which the notes of such series have an investment grade rating from each of Moody’s and Standard & Poor’s and no Default or Event of Default shall have occurred and be continuing.

The operations of Telecommunications are conducted through its Subsidiaries and, therefore, Telecommunications depends on the cash flow of its Subsidiaries to meet its obligations, including its obligations under the notes. Telecommunications’ Subsidiaries are not guarantors of the notes, and the notes are effectively subordinated to all Indebtedness of its Subsidiaries. Any right of Telecommunications to receive assets of any of its Subsidiaries upon the liquidation or reorganization of the Subsidiaries, and the consequent right of the Holders of the notes to participate in those assets, will be effectively subordinated to the claims of that Subsidiary’s creditors, except to the extent that Telecommunications is itself recognized as a creditor of such Subsidiary. If Telecommunications is recognized as a creditor of such Subsidiary, the claims of Telecommunications would still be subordinate in right of payment to any security interest in the assets of that Subsidiary and any indebtedness of that Subsidiary senior to that held by Telecommunications.

As of the Issue Date and as of the date of this prospectus, all of Telecommunications’ Subsidiaries are Restricted Subsidiaries other than those designated Unrestricted Subsidiaries. Telecommunications’ Subsidiaries did not guarantee the notes.

However, under certain circumstances, Telecommunications is able to designate current or future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries generally are not subject to the restrictive covenants set forth in the indenture.

Principal, Maturity and Interest

The 2016 Notes and the 2019 Notes are limited in aggregate principal amount to $375.0 million and $375.0 million, respectively. The 2016 Notes will mature on August 15, 2016 and the 2019 Notes will mature on August 15, 2019. The indenture governing the notes allows Telecommunications to issue an unlimited principal amount of notes in addition to the notes, subject to compliance with the covenant entitled “Incurrence of Indebtedness and Issuance of Preferred Stock.” See “Risk Factors—Risks Related to the Notes—The indenture governing the notes restricts, but does not prohibit, Telecommunications or its restricted subsidiaries from incurring substantially more debt, all of which could be senior to the notes. This increased leverage could increase the business and financial risks associated with SBA’s and Telecommunications’ future operations.”

Interest on the 2016 Notes accrues at the rate of 8.000% per annum. Interest on the 2019 Notes accrue at the rate of 8.250% per annum. The interest on the notes is payable in U.S. dollars semiannually in arrears on February 15 and August 15. Telecommunications will make each interest payment to Holders of record on the immediately preceding February 1 and August 1.

Interest on the notes accrues from the most recent date to which interest has been paid. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months.

Parent Guarantee

SBACC irrevocably and unconditionally guaranteed, on a senior unsecured basis, the performance and punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, all obligations of Telecommunications under the indenture and each series of notes, whether for payment of principal of, premium, if any, interest, or Additional Interest, if any, on the notes, expenses, indemnification or otherwise (all such obligations guaranteed being herein called the “Guaranteed Obligations”). SBACC agreed to pay, in addition to the amount stated above, any and all expenses (including reasonable counsel fees and expenses) incurred by the trustee or the Holders in enforcing any rights under the Parent Guarantee.

The Parent Guarantee is limited in amount to an amount not to exceed the maximum amount that can be guaranteed without rendering the Parent Guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

The Parent Guarantee is a continuing guarantee and shall:

(1)	remain in full force and effect until payment in full of all the Guaranteed Obligations;

(2)	be binding upon SBACC and its successors; and

(3)	inure to the benefit of and be enforceable by the trustee, the Holders and their successors, transferees and assigns.

Methods of Receiving Payments on the Notes

If a Holder has given wire transfer instructions to Telecommunications, Telecommunications will make all payments of principal, premium, if any, interest or Additional Interest, if any, on that Holder’s notes in accordance with those instructions. All other payments on the notes will be made at the office or agency of the paying agent and registrar for the notes within the City and State of New York unless Telecommunications elects to make interest payments by check mailed to the Holders at their address set forth in the register of Holders.

Paying Agent and Registrar for the Notes

The trustee under the indenture will initially act as the paying agent and registrar for the notes. Telecommunications may change the paying agent or registrar under the indenture without prior notice to the Holders of the notes, and Telecommunications or any of its Subsidiaries may act as paying agent or registrar under the indenture.

Transfer and Exchange

A Holder may transfer or exchange notes for other notes of the same series with the same terms and principal amount in accordance with the indenture. The registrar and the trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. Telecommunications is not required to transfer or exchange any notes selected for redemption. In addition, Telecommunications is not required to transfer or exchange any notes for a period of 15 days before a selection of notes to be redeemed.

Optional Redemption

2016 Notes

At any time prior to August 15, 2012, the 2016 Notes may be redeemed, in whole or in part, at the option of Telecommunications, at a redemption price equal to 100% of the principal amount of the 2016 Notes to be redeemed plus the 2016 Applicable Premium as of, and accrued and unpaid interest, if any, and Additional Interest, if any, to, the redemption date.

“2016 Applicable Premium” means, with respect to any 2016 Note on any redemption date, the greater of (i) 1.0% of the principal amount of such 2016 Note and (ii) the excess of (A) the present value at such redemption date of (1) the redemption price of such 2016 Note at August 15, 2012 (such redemption price being set forth in the table below), plus (2) all required interest payments due on such 2016 Note through August 15, 2012 (excluding accrued but unpaid interest, if any, to the redemption date), computed using a discount rate equal to the 2016 Treasury Rate on such redemption date plus 50 basis points over (B) the principal amount of such 2016 Note.

“2016 Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such statistical release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to August 15, 2012; provided, however, that if the period from the redemption date to August 15, 2012 is not equal to the constant maturity of the United States Treasury security for which a weekly average yield is given, the 2016 Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from such date of redemption to August 15, 2012 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

During the period after the date of original issuance of the 2016 Notes until August 15, 2012, Telecommunications may on any one or more occasions redeem up to 35% of the aggregate principal amount of the 2016 Notes originally issued at a redemption price of 108.000% of the principal amount of the 2016 Notes to be redeemed on the redemption date plus accrued and unpaid interest, if any, and Additional Interest, if any, to the redemption date with the net cash proceeds of one or more Equity Offerings (1) by Telecommunications or (2) by SBACC, to the extent the net cash proceeds thereof are contributed to the common equity capital of Telecommunications or used to purchase Capital Stock (other than Disqualified Stock) of Telecommunications from it; provided that:

(1)	at least 65% of the aggregate principal amount of 2016 Notes originally issued remains outstanding immediately after the occurrence of such redemption, excluding any 2016 Notes held by Telecommunications or any of its Subsidiaries; and

(2)	the redemption occurs within 90 days of the date of the closing of the Equity Offering. Notice of any redemption upon any Equity Offering may be given prior to the redemption thereof, and any such redemption or notice may, at Telecommunications’ discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering.

Except pursuant to the preceding paragraphs under this caption, the 2016 Notes will not be redeemable at Telecommunications’ option prior to August 15, 2012. On or after August 15, 2012, Telecommunications may redeem all or a part of the 2016 Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices expressed as percentages of principal amount set forth below plus accrued and unpaid interest, if any, and Additional Interest, if any, on the 2016 Notes redeemed to the applicable redemption date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on August 15 of the years indicated below:

Year	Percentage
2012	106.000%
2013	104.000%
2014	102.000%
2015 and thereafter	100.000%

2019 Notes

At any time prior to August 15, 2014, the 2019 Notes may be redeemed, in whole or in part, at the option of Telecommunications, at a redemption price equal to 100% of the principal amount of the 2019 Notes to be redeemed plus the 2019 Applicable Premium as of, and accrued and unpaid interest, if any, and Additional Interest, if any, to, the redemption date.

“2019 Applicable Premium” means, with respect to any 2019 Note on any redemption date, the greater of (i) 1.0% of the principal amount of such 2019 Note and (ii) the excess of (A) the present value at such redemption date of (1) the redemption price of such 2019 Note at August 15, 2014 (such redemption price being set forth in the table below), plus (2) all required interest payments due on such 2019 Note through August 15, 2014 (excluding accrued but unpaid interest, if any, to the redemption date), computed using a discount rate equal to the 2019 Treasury Rate on such redemption date plus 50 basis points over (B) the principal amount of such 2019 Note.

“2019 Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such statistical release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to August 15, 2014; provided, however, that if the period from the redemption date to August 15, 2014 is not equal to the constant maturity of the United States Treasury security for which a weekly average yield is given, the 2019 Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from such date of redemption to August 15, 2014 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

During the period after the date of original issuance of the 2019 Notes until August 15, 2012, Telecommunications may on any one or more occasions redeem up to 35% of the aggregate principal amount of the 2019 Notes originally issued at a redemption price of 108.250% of the principal amount of the 2019 Notes to be redeemed on the redemption date plus accrued and unpaid interest, if any, and Additional Interest, if any, to the redemption date with the net cash proceeds of one or more Equity Offerings (1) by Telecommunications or (2) by SBACC, to the extent the net cash proceeds thereof are contributed to the common equity capital of Telecommunications or used to purchase Capital Stock (other than Disqualified Stock) of Telecommunications from it; provided that:

(1)	at least 65% of the aggregate principal amount of the 2019 Notes originally issued remains outstanding immediately after the occurrence of such redemption, excluding any 2019 Notes held by Telecommunications or any of its Subsidiaries; and

(2)	the redemption occurs within 90 days of the date of the closing of the Equity Offering. Notice of any redemption upon any Equity Offering may be given prior to the redemption thereof, and any such redemption or notice may, at Telecommunications’ discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering.

Except pursuant to the preceding paragraphs under this caption, the 2019 Notes will not be redeemable at Telecommunications’ option prior to August 15, 2014. On or after August 15, 2014, Telecommunications may redeem all or a part of the 2019 Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices expressed as percentages of principal amount set forth below plus accrued and unpaid interest, if any, and Additional Interest, if any, on the 2019 Notes redeemed to the applicable redemption date, subject to the right of

Holders of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on August 15 of the years indicated below:

Year	Percentage
2014	104.125%
2015	102.750%
2016	101.375%
2017 and thereafter	100.000%

Selection and Notice

If less than all of the notes of a series are to be redeemed at any time, the trustee under the indenture will select notes of that series for redemption as follows:

(1)	if that series of notes is listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange, if any, on which that series of notes is listed; or

(2)	if that series of notes is not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the trustee shall deem fair and appropriate.

No notes of $2,000 of principal amount or less will be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of that series of notes to be redeemed at its registered address. Notices of redemption may not be conditional (except with respect to the proceeds of an Equity Offering as described above).

If any note is to be redeemed in part only, the notice of redemption that relates to such note shall state the portion of the principal amount of that note to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note presented for redemption will be issued in the name of the Holder thereof upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest and Additional Interest, if any, ceases to accrue on notes or portions of them called for redemption.

Repurchase at the Option of Holders

Change of Control Triggering Event

If a Change of Control Triggering Event occurs with respect to either series of notes, each Holder of such notes will have the right to require Telecommunications to repurchase all or any part, equal to $2,000 or an integral multiple of $1,000, of such Holder’s notes pursuant to the offer described below (the “Change of Control Offer”). The offer price in any Change of Control Offer will be payable in cash and will be 101% of the aggregate principal amount of any notes of either series repurchased plus accrued and unpaid interest, if any and Additional Interest, if any, on such series of notes, if any (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), to the date of purchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event unless Telecommunications has exercised its right to redeem all of the notes of either series as described above under “Optional Redemption,” Telecommunications will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase such notes on the date specified in the notice (the “Change of Control Payment Date”). The Change of Control Payment Date will be no earlier than 30 days and no later than 60 days from the date the notice is mailed, pursuant to the procedures required by the indenture and described in such notice.

On the Change of Control Payment Date for each series of notes, Telecommunications will, to the extent lawful:

(1)	accept for payment all notes of such series or portions of the notes of such series properly tendered pursuant to the Change of Control Offer;

(2)	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes of such series or portions of notes of such series properly tendered; and

(3)	deliver or cause to be delivered to the trustee the notes of such series so accepted together with an officers’ certificate stating the aggregate principal amount of notes of such series or portions of the notes of such series being purchased by Telecommunications.

The paying agent will promptly mail to each Holder of notes properly tendered the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail, or cause to be transferred by book entry, to each Holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that the new note will be in a principal amount of $2,000 or an integral multiple of $1,000.

The Change of Control Triggering Event provisions described above will be applicable whether or not any other provisions of the indenture are applicable. Telecommunications will comply with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations to the extent those laws and regulations are applicable to any Change of Control Offer. If the provisions of any of the applicable securities laws or securities regulations conflict with the provisions of the covenant described above, Telecommunications will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the covenant described above by virtue of the compliance.

The Change of Control Triggering Event purchase feature is a result of negotiations between Telecommunications and the initial purchasers. Management has no present intention to engage in a transaction involving a Change of Control Triggering Event, although it is possible that SBACC would decide to do so in the future. Subject to the limitations discussed below, SBACC or Telecommunications could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control Triggering Event under the indenture, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect SBACC’s or Telecommunications capital structure. Furthermore, even if a Change of Control were to occur, it may not constitute a Change of Control Triggering Event, which is the occurrence of both a Change of Control plus a Ratings Decline, such that it would trigger Telecommunications’ obligation to repurchase the notes. Restrictions on the ability of Telecommunications to incur additional Indebtedness are contained in the covenants described under “Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock,” “Certain Covenants—Liens” and “Certain Covenants—Sale and Leaseback Transactions.” Such restrictions can only be waived with the consent of the Holders of a majority in principal amount of such series of notes then outstanding. Except for the limitations contained in the covenants, however, the indenture does not contain any covenants or provisions that may afford Holders of the notes of either series protection in the event of certain highly leveraged transactions.

The Indebtedness of Telecommunications’ Subsidiaries limits Telecommunications’ access to the cash flow of those Subsidiaries and will, therefore, restrict Telecommunications’ ability to purchase any notes of either series. The terms of such Indebtedness, with certain exceptions, provide that the occurrence of certain change of control events with respect to Telecommunications constitutes a default under such Indebtedness. In the event that a Change of Control Triggering Event occurs at a time when Telecommunications’ Subsidiaries are prohibited from making distributions to Telecommunications to purchase notes of either series, Telecommunications could cause its Subsidiaries to seek the consent of the holders of such Indebtedness to allow the distributions or could attempt to refinance the Indebtedness that contains the prohibition. If Telecommunications does not obtain a consent or repay such Indebtedness, Telecommunications will remain prohibited from purchasing notes of either series. In this case, Telecommunications’ failure to purchase tendered notes of either series would constitute an Event of Default under the indenture which would, in turn, constitute a default under such Indebtedness. Future Indebtedness of Telecommunications and its Subsidiaries may contain prohibitions on the occurrence of certain events that would constitute a Change of Control Triggering Event or require the Indebtedness to be repurchased if a Change of Control Triggering Event occurs. Moreover, the exercise by the Holders of their right to require Telecommunications to repurchase the notes of either series could cause a default under such Indebtedness, even if the Change of Control Triggering Event itself does not, due to the financial effect of such repurchase on Telecommunications. Finally, Telecommunications’ ability to pay cash to the Holders of notes following the occurrence of a Change of Control Triggering Event may be limited by Telecommunications’ then existing financial resources, including its ability to access the cash flow of its Subsidiaries. See “Risk Factors—Risks Related to the Notes— Telecommunications may not be able to purchase the notes upon a change of control triggering event, which would result in a default under the indenture governing the notes and would adversely affect its business and financial condition.”

Holders of the notes will be effectively subordinated to all our subsidiaries’ indebtedness and obligations, and the notes will be unsecured obligations. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases.

Telecommunications will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by Telecommunications and purchases all notes of either series properly tendered and not withdrawn under such Change of Control Offer. In addition, notwithstanding the occurrence of a Change of Control Triggering Event, Telecommunications will not be obligated to make a Change of Control Offer in the event it has exercised its rights to redeem all of the outstanding notes as provided under “Optional Redemption.” A Change of Control Offer may be made in advance of a Change of Control and conditioned upon such Change of Control Triggering Event if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer. The provisions under the indenture relating to Telecommunications’ obligation to make an offer to repurchase the notes as a result of a Change of Control Triggering Event may be waived or modified with the written consent of the Holders of a majority in principal amount of such series of the notes then outstanding.

The definition of Change of Control includes phrases relating to the sale, lease, transfer, conveyance or other disposition of “all or substantially all” of (i) the assets of SBACC and its Subsidiaries, taken as a whole, and (ii) the assets of Telecommunications and its Restricted Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of notes of either series to require Telecommunications to repurchase the notes of such series as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Telecommunications and its Restricted Subsidiaries taken as a whole to another Person or group may be uncertain. See “Risk Factors—Risks Related to the Notes—Investors may not be able to determine when a change of control triggering event giving rise to their right to have the notes repurchased by Telecommunications has occurred following a sale of “substantially all” of the assets of Telecommunications.”

Asset Sales

Telecommunications will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)	Telecommunications (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

(2)	fair market value is determined by Telecommunications’ board of directors and evidenced by a resolution of its board of directors; and

(3)	except in the case of a Qualified Asset Exchange, at least 75% of the consideration received in such Asset Sale by Telecommunications or such Restricted Subsidiary is in the form of cash or Cash Equivalents.

For purposes of clause (3) above only, each of the following shall be deemed to be cash:

(a)	any liabilities, as shown on Telecommunications’ or such Restricted Subsidiary’s most recent balance sheet, of Telecommunications or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Guarantee of the notes) that are assumed by the transferee of any assets pursuant to a customary novation agreement that releases Telecommunications or the Restricted Subsidiary from further liability;

(b)	any securities, notes or other obligations received by Telecommunications or any Restricted Subsidiary from the transferee that are converted by Telecommunications or the Restricted Subsidiary into cash within 90 days of the applicable Asset Sale, to the extent of the cash received in that conversion; and

(c)	any Designated Noncash Consideration received by Telecommunications or any of its Restricted Subsidiaries in an Asset Sale having an aggregate fair market value, taken together with all other Designated Noncash Consideration received pursuant to this clause, not to exceed the greater of $150.0 million or 5% of Consolidated Net Tangible Assets in the aggregate at any time outstanding (with the fair market value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value).

Within 365 days after the receipt of any Net Proceeds from an Asset Sale, Telecommunications or the Restricted Subsidiary may apply those Net Proceeds to:

(1)	reduce non-subordinated Indebtedness of Telecommunications;

(2)	reduce Indebtedness or Excluded Capital Lease Obligations of any of Telecommunications’ Restricted Subsidiaries (including by way of Telecommunications or a Restricted Subsidiary acquiring outstanding Indebtedness of any Restricted Subsidiary to be held by Telecommunications or a Restricted Subsidiary to redemption or maturity of such Indebtedness);

(3)	acquire all or substantially all the assets of a Permitted Business;

(4)	make an investment in any one or more businesses (provided that if such investment is in the form of the acquisition of Capital Stock of a Person and results in Telecommunications or a Restricted Subsidiary owning more than 50% of such Person, such acquisition results in such Person becoming a Restricted Subsidiary of Telecommunications unless designated an Unrestricted Subsidiary by Telecommunications);

(5)	make an investment in any one or more businesses, properties or assets that replace the properties or assets that are the subject of such Asset Sale; and/or

(6)	make capital expenditures or acquire other long-term assets (including long-term land use easements, ground leases and similar land rights) that are used or useful in a Permitted Business, provided that, after giving effect thereto, Telecommunications or its Restricted Subsidiaries is the owner of such assets or such expenditure or acquisition constitutes a Permitted Investment;

provided that in the case of clauses (3), (4), (5) and (6) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as Telecommunications or such Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within nine months after the end of the 365-day period (an “Acceptable Commitment”) and, in the event any Acceptable Commitment is later cancelled, terminated or otherwise not consummated during such period for any reason, then any such unapplied Net Proceeds shall upon such event constitute Excess Proceeds.

Pending the final application of any Net Proceeds, Telecommunications may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the indenture.

Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraphs (whether by election or the passage of time) will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $25.0 million, Telecommunications will be required to make an offer to all Holders of the 2016 Notes and the 2019 Notes, and all holders of other pari passu Indebtedness of Telecommunications containing provisions similar to those set forth in the indenture relating to the notes with respect to offers to purchase or redeem with the proceeds from any Asset Sale, to purchase the maximum principal amount of the 2016 Notes and the 2019 Notes and such other pari passu Indebtedness of Telecommunications that may be purchased out of the Excess Proceeds (an “Asset Sale Offer”). The offer price in any Asset Sale Offer will be payable in cash and will be 100% of the principal amount of any notes and pari passu Indebtedness, plus accrued and unpaid interest, if any, and Additional Interest, if any, to the date of purchase. Each Asset Sale Offer will be made in accordance with the procedures set forth in the indenture and the other pari passu Indebtedness of Telecommunications. If any Excess Proceeds remain after consummation of an Asset Sale Offer, Telecommunications may use the remaining Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes and the other pari passu indebtedness of Telecommunications tendered into the Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of the Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

Telecommunications will comply with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations to the extent those laws and regulations are applicable to any Asset Sale Offer. If the provisions of any of the applicable securities laws or securities regulations conflict with the provisions of the covenant described above, Telecommunications will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the covenant described above by virtue of the compliance.

Certain Covenants

Changes in Covenants When Notes Rated Investment Grade

If on any date following the Issue Date:

(1)	the notes of either series are rated Baa3 or better by Moody’s and BBB- or better by Standard & Poor’s (or, if either such entity ceases to rate the notes of either series for reasons outside of the control of Telecommunications, the equivalent investment grade credit rating from any other “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act (registered as such pursuant to Rule 17g-1 of the Exchange Act), selected by Telecommunications as a replacement agency); and

(2)	no Default or Event of Default shall have occurred and be continuing,

then, beginning on that day and subject to the provisions of the following paragraph, the covenants specifically listed under the following captions in this prospectus will be suspended with respect to such series:

(1)	“Repurchase at the Option of Holders—Asset Sales;”

(2)	“—Restricted Payments;”

(3)	“—Incurrence of Indebtedness and Issuance of Preferred Stock;”

(4)	“—Dividend and Other Payment Restrictions Affecting Subsidiaries;”

(5)	“—Transactions with Affiliates;”

(6)	clause (2)(d) of the covenant described below under the caption “—Merger, Consolidation or Sale of Assets;” and

(7)	“—Business Activities.”

During any period that the foregoing covenants have been suspended, Telecommunications’ board of directors may not designate any of its Subsidiaries as Unrestricted Subsidiaries pursuant to the second paragraph of the definition of “Unrestricted Subsidiary.”

Notwithstanding the foregoing, if the rating assigned to either series of notes by either such rating agency should subsequently decline to below Baa3 by Moody’s or BBB- by Standard & Poors, respectively (or if either such agency ceases to rate the notes of either series, the equivalent investment grade credit rating from another nationally recognized statistical rating organization), the foregoing covenants will be reinstituted as of and from the date of such rating decline. Calculations under the reinstated “Restricted Payments” covenant will be made as if the “Restricted Payments” covenant had been in effect since the Issue Date except that no default will be deemed to have occurred solely by reason of a Restricted Payment made while that covenant was suspended. Notwithstanding that the suspended covenants may be reinstated, no default will be deemed to have occurred as a result of a failure to comply with such suspended covenants during any period such covenants have been suspended. There can be no assurance that the notes will ever achieve an investment grade rating or that any such rating will be maintained.

Restricted Payments

Telecommunications will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)	declare or pay any dividend or make any other payment or distribution (whether in cash, securities or other property) on account of Telecommunications’ or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Telecommunications or any of its Restricted Subsidiaries) or to the direct or indirect holders of Telecommunications’ or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of Telecommunications or to Telecommunications or a Restricted Subsidiary of Telecommunications and if such Restricted Subsidiary is not a wholly owned Subsidiary, to its other holders of Common Equity Interests on a pro rata basis);

(2)	purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving Telecommunications) any Equity Interests of Telecommunications or any direct or indirect parent of Telecommunications (other than (i) any such Equity Interests owned by Telecommunications or any of its Restricted Subsidiaries or (ii) any acquisition of Equity Interests deemed to occur upon the exercise of options or restricted stock rights if such Equity Interests represent a portion of the exercise price thereof or taxes due in connection therewith);

(3)	make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the notes (other than intercompany Indebtedness), except a payment of interest or a payment of principal at the Stated Maturity (or within one year of final maturity); or

(4)	make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) occurring since the Issue Date, being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(1)	no Default has occurred and is continuing or would occur as a consequence of the Restricted Payment; and

(2)	Consolidated Indebtedness to Annualized Consolidated Adjusted EBITDA Ratio would have been no greater than 7.0 to 1 after giving effect to the incurrence of any Indebtedness the net proceeds of which are used to finance such Restricted Payment as if the same had occurred at the beginning of the most recently ended fiscal quarter for which internal financial statements are available.

The preceding provisions will not prohibit:

(1)	the payment of any dividend within 60 days after the date of declaration of that dividend if at said date of declaration such payment would have complied with the provisions of the indenture;

(2)	the making of any Restricted Payment in exchange for, or out of the net cash proceeds from the sale (other than to a Subsidiary of Telecommunications) of, Equity Interests of Telecommunications (other than any Disqualified Stock);

(3)	the defeasance, redemption, repurchase, or other acquisition of subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

(4)	the payment of any dividend by a Restricted Subsidiary of Telecommunications to the Holders of such Restricted Subsidiary’s Equity Interests on a pro rata basis;

(5)	the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Telecommunications or any Restricted Subsidiary of Telecommunications held by any member of Telecommunications’ (or any of its Restricted Subsidiaries’) management pursuant to any management equity subscription agreement, restricted stock arrangement, or stock option or similar agreement in effect as of the Issue Date; provided that the aggregate price paid for all of the repurchased, redeemed, acquired or retired Equity Interests pursuant to this clause (5) may not exceed $25 million in any fiscal year (with unused amounts in any fiscal year being carried over to the succeeding fiscal year);

(6)	other Restricted Payments in an aggregate amount not to exceed $50 million;

(7)	cash payments, in lieu of fractional shares issuable as dividends on Equity Interests of SBACC, Telecommunications or its Restricted Subsidiaries in an amount, when taken together with all other cash payments made pursuant to this clause (7) since the issuance of the notes, not to exceed $500,000; or

(8)	dividends or other distributions paid by Telecommunications to SBACC, (i) to permit SBACC to pay corporate overhead expenses incurred in the ordinary course of business in an aggregate amount not to exceed $8.0 million in any fiscal year, (ii) in an amount equal to the lesser of (A) the amount of SBA’s actual cash tax liability and (B) the amount of taxes which are attributable to Telecommunications and its Restricted Subsidiaries as part of the consolidated group that includes SBACC and Telecommunications, (iii) to enable SBACC to pay mandatory cash interest on indebtedness of SBACC existing on the Issue Date and any permitted refinancing of existing indebtedness of SBACC, including but not limited to the Convertible Senior Notes, in accordance with the terms of such Indebtedness, (iv) to permit the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of SBACC issued on or after the Issue Date and (v) in an aggregate amount not to exceed $1.0 million to permit SBACC to redeem the Preferred Stock Purchase Rights in accordance with their terms and to make payments in lieu of issuing fractional shares of Capital Stock of SBACC in connection with the exercise of the Preferred Stock Purchase Rights.

The board of directors of Telecommunications may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by Telecommunications and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of the designation. All of those outstanding Investments will be deemed to constitute Investments in an amount equal to the fair market value of the Investments at the time of such designation. Such designation will only be permitted if the Restricted Payment would be permitted at the time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The board of directors of Telecommunications may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if the designation would not cause a Default.

The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the assets or securities proposed to be transferred or issued by Telecommunications or the applicable Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any property, assets or Investments required by this covenant to be valued will be valued by the board of directors of Telecommunications whose resolution with respect to the determination will be delivered to the trustee.

Incurrence of Indebtedness and Issuance of Preferred Stock

Telecommunications will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt) and Telecommunications will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided that Telecommunications may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock and Telecommunications’ Restricted Subsidiaries may incur Indebtedness (including Acquired Debt) or issue preferred stock if, in each case, the Consolidated Indebtedness to Annualized Consolidated Adjusted EBITDA Ratio at the time of incurrence of the Indebtedness or the issuance of the Disqualified Stock or preferred stock, after giving pro forma effect to such incurrence or issuance as of such date and to the use of proceeds from such incurrence or issuance as if the same had occurred at the beginning of the most recently ended fiscal quarter of Telecommunications for which internal financial statements are available, would have been no greater than 7.0 to 1.

The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness or the issuance of any of the following items of Disqualified Stock or preferred stock (collectively, “Permitted Debt”):

(1)	the incurrence by Telecommunications or any of its Restricted Subsidiaries of Indebtedness under the Senior Credit Facility in an aggregate principal amount (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of Telecommunications and its Restricted Subsidiaries thereunder) at any one time outstanding not to exceed $250 million;

(2)	the incurrence by Telecommunications or its Restricted Subsidiaries of the Existing Indebtedness (other than Indebtedness described in clauses (1) and (3));

(3)	the incurrence by Telecommunications of the Indebtedness represented by the notes to be issued on the Issue Date (other than additional notes) and the Exchange Notes issued in exchange therefor;

(4)	the incurrence by Telecommunications or any of its Restricted Subsidiaries of Indebtedness since the Issue Date represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of Telecommunications or such Restricted Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred by Telecommunications and its Restricted Subsidiaries (measured at the time of such incurrence) pursuant to this clause (4), not to exceed the greater of (a) $50 million and (b) 2.0% of the Consolidated Net Tangible Assets;

(5)	the incurrence by Telecommunications or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund Indebtedness of Telecommunications or any of its Restricted Subsidiaries or Disqualified Stock of Telecommunications (other than intercompany Indebtedness) that was permitted by the indenture to be incurred under the first paragraph of this covenant or clauses (2), (3), this clause (5) or clause (9) of this paragraph;

(6)	the incurrence by Telecommunications or any of its Restricted Subsidiaries of intercompany Indebtedness between or among Telecommunications and any of its Restricted Subsidiaries; provided, however, that if Telecommunications is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the notes and that:

(A)	any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Telecommunications or a Restricted Subsidiary; and

(B)	any sale or other transfer of any such Indebtedness to a Person that is not either Telecommunications or a Restricted Subsidiary;

shall be deemed, in each case, to constitute an incurrence of the Indebtedness by Telecommunications or the Restricted Subsidiary, as the case may be;

(7)	the incurrence by Telecommunications or any of its Restricted Subsidiaries of Indebtedness arising under Hedging Obligations, provided that such Hedging Obligations were incurred for the purpose of fixing or hedging (i) interest rate risk or (ii) currency exchange risk, and, in either case, not for speculative purposes;

(8)	the guarantee by Telecommunications or any of its Restricted Subsidiaries of Indebtedness of Telecommunications or a Restricted Subsidiary of Telecommunications that was permitted to be incurred by another provision of the indenture;

(9)	the incurrence of Acquired Debt of (x) Telecommunications or a Restricted Subsidiary incurred to finance an acquisition or (y) Persons that are acquired by Telecommunications or any Restricted Subsidiary or merged into Telecommunications or a Restricted Subsidiary in accordance with the terms of the indenture; provided that, in the case of any incurrence pursuant to this clause (9), as a result of such acquisition by Telecommunications or one of its Restricted Subsidiaries, the Consolidated Indebtedness to Annualized Consolidated Adjusted EBITDA Ratio at the time of incurrence of such Acquired Debt, after giving pro forma effect to such incurrence as if the same had occurred at the beginning of the most recently ended fiscal quarter of Telecommunications for which internal financial statements are available, would have been either (i) no greater than 7.0 to 1 or (ii) less than the Consolidated Indebtedness to Annualized Consolidated Adjusted EBITDA Ratio for the same period without giving pro forma effect to such incurrence;

(10)	the incurrence by Telecommunications or any of its Restricted Subsidiaries of any Indebtedness in respect of (A) performance bonds, bankers’ acceptances, letters of credit, surety or appeal bonds or similar instruments provided by Telecommunications or any Restricted Subsidiary in the ordinary course of business, (B) the financing of insurance premiums in the ordinary course of business or (C) netting, overdraft protection and other arrangements arising under standard business terms of any bank at which Telecommunications or any Restricted Subsidiary maintains an overdraft, cash pooling or other similar facility or arrangement;

(11)	the incurrence by Telecommunications or any of its Restricted Subsidiaries of any Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within five business days of its incurrence;

(12)	the incurrence by Telecommunications or any of its Restricted Subsidiaries of any Indebtedness consisting of indemnification, adjustment of purchase price, earn-out or similar obligations of Telecommunications or any Restricted Subsidiary, in each case incurred in connection with the acquisition or disposition of any assets, business or Person by Telecommunications or any Restricted Subsidiary;

(13)	the incurrence by Telecommunications or any of its Restricted Subsidiaries of any Guarantees in the ordinary course of business of the obligations of suppliers, customers, franchisers and licensees;

(14)	the incurrence by Foreign Subsidiaries which have been designated Restricted Subsidiaries of additional Indebtedness, the proceeds of which are used for ordinary course business purposes, in an aggregate principal amount, at any time outstanding, not to exceed $25 million; and

(15)	the incurrence by Telecommunications or any of its Restricted Subsidiaries since the Issue Date of additional Indebtedness and/or the issuance by Telecommunications of Disqualified Stock in an aggregate principal amount, accreted value or liquidation preference, as applicable, taken together with all other Indebtedness incurred pursuant to this clause (15), at any time outstanding, not to exceed $50 million.

The indenture also provides that Telecommunications will not incur any Indebtedness that is contractually subordinated in right of payment to any other Indebtedness of Telecommunications unless such Indebtedness is also contractually subordinated in right of payment to the notes on substantially identical terms; provided, however, that no Indebtedness of Telecommunications will be deemed to be contractually subordinated in right of payment to any other indebtedness of Telecommunications solely by virtue of being unsecured.

For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (15) above or is entitled to be incurred pursuant to the first paragraph of this covenant, Telecommunications will, in its sole discretion, classify (or later reclassify in whole or in part) such item of Indebtedness in any manner that complies with this covenant. Accrual of interest, accretion or amortization of original issue discount and the payment of interest in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.

Liens

Telecommunications will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien securing Indebtedness or trade payables on any asset or property (including Equity Interests of Restricted Subsidiaries of Telecommunications) directly held by Telecommunications or any Restricted Subsidiary now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens, without providing that the notes shall be secured equally and ratably with (or senior in priority with respect to subordinated obligations) the obligations so secured for so long as such obligations are so secured.

Dividend and Other Payment Restrictions Affecting Subsidiaries

Telecommunications will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)	pay dividends or make any other distributions to Telecommunications on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits (it being understood that the priority of any preferred stock in receiving dividends or liquidating distributions prior to the Common Stock shall not be deemed a restriction on the ability to make dividends on the Capital Stock);

(2)	pay any indebtedness owed to Telecommunications or any Restricted Subsidiary (it being understood that the subordination of loans or advances by Telecommunications or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances);

(3)	make loans or advances to Telecommunications or any Restricted Subsidiary; or

(4)	transfer any of its properties or assets to Telecommunications or any Restricted Subsidiary.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1)	Existing Indebtedness as in effect on the Issue Date, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof; provided that either (i) such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the applicable series of Existing Indebtedness as in effect on the Issue Date or (ii) Telecommunications determines that any such encumbrance or restriction will not materially affect Telecommunications’ ability to pay interest or principal, when due, on the notes (which determination shall be made in the good faith judgment of Telecommunications’ board of directors (and evidenced by a board resolution), which determination shall be conclusively binding);

(2)	Indebtedness of any Restricted Subsidiary under any Credit Facility that is permitted to be incurred or outstanding pursuant to the covenant under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock;” provided that such Credit Facility and Indebtedness contain only such encumbrances and restrictions on such Restricted Subsidiary’s ability to engage in the activities set forth in clauses (1) through (4) of the preceding paragraph as are, at the time such Credit Facility is entered into or amended, modified, restated, renewed, increased, supplemented, refunded, replaced or refinanced, ordinary and customary for a Credit Facility of that type as determined in the good faith judgment of Telecommunications’ board of directors (and evidenced in a board resolution), which determination shall be conclusively binding;

(3)	encumbrances and restrictions applicable to any Unrestricted Subsidiary, as the same are in effect as of the date on which the Subsidiary becomes a Restricted Subsidiary, and as the same may be amended, modified, restated, renewed, increased, supplemented, refunded, replaced or refinanced; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to the dividend and other payment restrictions than those contained in the applicable series of Indebtedness of such Subsidiary as in effect on the date on which such Subsidiary becomes a Restricted Subsidiary;

(4)	any Indebtedness incurred in compliance with the covenant under the heading “—Incurrence of Indebtedness and Issuance of Preferred Stock” or any agreement pursuant to which such Indebtedness is issued if the encumbrance or restriction applies only in the event of a payment default or default with respect to a financial covenant contained in the Indebtedness or agreement and the encumbrance or restriction is not materially more disadvantageous to the Holders of the notes than is customary in comparable financings (as determined by Telecommunications) and Telecommunications determines that any such encumbrance or restriction will not materially affect Telecommunications’ ability to pay interest or principal on the notes;

(5)	the indenture governing the notes and the Parent Guarantee (including the Exchange Notes and the Parent Guarantee thereof);

(6)	encumbrances or restrictions arising or existing by reason of applicable law or any applicable rule, regulation or order;

(7)	any instrument governing Indebtedness or Capital Stock of a Person acquired by Telecommunications or any of its Restricted Subsidiaries as in effect at the time that Person is acquired by Telecommunications (except to the extent the Indebtedness was incurred in connection with or in contemplation of the acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, the Indebtedness was permitted by the terms of the indenture to be incurred, and provided further that any such encumbrance or restriction shall not extend to any assets or property of Telecommunications or any other Restricted Subsidiary other than the assets and property so acquired;

(8)	customary non-assignment provisions in leases, licenses, easements or similar arrangements entered into in the ordinary course of business;

(9)	purchase money obligations for property acquired in the ordinary course of business of the nature described in clause (4) in the second paragraph of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock” on the property so acquired or under Excluded Capital Lease Obligations with respect to the property subject thereto;

(10)	any agreement for the sale of a Restricted Subsidiary that restricts that Restricted Subsidiary pending its sale;

(11)	Permitted Refinancing Indebtedness, provided that either (i) the restrictions contained in the agreements governing the Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced or (ii) Telecommunications determines that any such encumbrance or restriction will not materially affect Telecommunications’ ability to pay interest or principal, when due, on the notes (which determination shall be made in the good faith judgment of Telecommunications’ board of directors (and evidenced by a board resolution), which determination shall be conclusively binding);

(12)	Liens permitted to be incurred pursuant to the provisions of the covenant described under the caption “—Liens” that limit the right of the debtor to transfer the assets subject to such Liens;

(13)	customary provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements or arrangements;

(14)	restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and

(15)	Indebtedness permitted to be incurred pursuant to clause (14) of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock;” provided, that Telecommunications determines that any such encumbrance or restriction will not materially affect Telecommunications’ ability to pay interest or principal, when due, on the notes (which determination shall be made in the good faith judgment of Telecommunications’ board of directors (and evidenced by a board resolution), which determination shall be conclusively binding.

Merger, Consolidation or Sale of Assets Telecommunications may

(1)	not consolidate or merge with or into (whether or not Telecommunications is the surviving corporation); or

(2)	sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity, unless

(a)	either:

(A)	Telecommunications is the surviving corporation; or

(B)	the entity or the Person formed by or surviving any such consolidation or merger (if other than Telecommunications) or to which the sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a Person (which, if not a corporation, includes a corporate co-issuer) organized or existing under the laws of the United States, any state thereof or the District of Columbia;

(b)	the entity or Person formed by or surviving any such consolidation or merger (if other than Telecommunications) or the entity or Person to which the sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of Telecommunications under the notes, the indenture and the Registration Rights Agreement pursuant to a supplemental indenture in a form reasonably satisfactory to the trustee;

(c)	immediately after such transaction no Default exists or Event of Default shall have occurred and be continuing;

(d)	except in the case of:

(A)	a merger of Telecommunications with or into a Wholly Owned Restricted Subsidiary of Telecommunications; and

(B)	a merger entered into solely for the purpose of reincorporating Telecommunications in another jurisdiction:

(x)	in the case of a merger or consolidation in which Telecommunications is the surviving corporation, the Consolidated Indebtedness to Annualized Consolidated Adjusted EBITDA Ratio at the time of the transaction, after giving pro forma effect to the transaction as of such date for balance sheet purposes and as if the transaction had occurred at the beginning of the most recently ended fiscal quarter of Telecommunications for which internal financial statements are available for income statement purposes, would have been (i) no greater than 7.0 to 1 or (ii) less than the Consolidated Indebtedness to Annualized Consolidated Adjusted EBITDA Ratio for the same period without giving pro forma effect to such transaction; or

(y)	in the case of any other such transaction, the Consolidated Indebtedness to Annualized Consolidated Adjusted EBITDA Ratio of the entity or Person formed by or surviving any such consolidation or merger (if other than Telecommunications), or to which the sale, assignment, transfer, lease, conveyance or other disposition shall have been made, at the time of the transaction, after giving pro forma effect to the transaction as of such date for balance sheet purposes and as if such transaction had occurred at the beginning of the most recently ended fiscal quarter of such entity or Person for which internal financial statements are available for income statement purposes, would have been (i) no greater than 7.0 to 1 or (ii) less than the Consolidated Indebtedness to Annualized Consolidated Adjusted EBITDA Ratio for the same period without giving pro forma effect to such transaction; provided that for purposes of determining the Consolidated Indebtedness to Annualized Consolidated Adjusted EBITDA Ratio of any entity or Person for purposes of this clause (y) the entity or Person will be substituted for Telecommunications in the definition of Consolidated Indebtedness to Annualized Consolidated Adjusted EBITDA Ratio and the defined terms included therein under the caption “Certain Definitions;” and

(e)	SBACC, unless it is the other party to the transactions described above, shall have, by supplemental indenture, confirmed that its Parent Guarantee shall apply to such Person’s obligations under the indenture and the notes, Telecommunications shall have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the indenture.

Transactions with Affiliates

Telecommunications will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of Telecommunications involving aggregate payments of consideration in excess of $10.0 million (each of the foregoing, an “Affiliate Transaction”), unless:

(1)	such Affiliate Transaction is on terms that are no less favorable to Telecommunications or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Telecommunications or such Restricted Subsidiary with an unrelated Person; and

(2)	Telecommunications delivers to the trustee a resolution of the board of directors of Telecommunications set forth in an officers’ certificate certifying that the Affiliate Transaction complies with clause (1) above and that the Affiliate Transaction has been approved by a majority of the disinterested members of the board of directors of SBACC.

Notwithstanding the foregoing, the following items will not be deemed to be Affiliate Transactions:

(1)	any employment arrangements with any executive officer of Telecommunications or a Restricted Subsidiary that is entered into by Telecommunications or any of its Restricted Subsidiaries in the ordinary course of business and consistent with compensation arrangements of similarly situated executive officers at comparable companies engaged in Permitted Businesses;

(2)	transactions between or among Telecommunications and/or its Restricted Subsidiaries;

(3)	payment of reasonable and customary directors’ fees;

(4)	Restricted Payments that are permitted by the provisions of the indenture described above under the caption “—Restricted Payments” or are permitted pursuant to the definition of Permitted Investments and loans or advances to employees made in the ordinary course of business and consistent with past practices;

(5)	the issuance or sale of Equity Interests (other than Disqualified Stock) of Telecommunications;

(6)	payments of customary fees by Telecommunications or any of its Restricted Subsidiaries to any independent investment bank or Affiliate of an independent investment bank made for any corporate advisory services or financial advisory, financing, underwriting or placement services or in respect of other investment banking activities including, without limitation, in connection with acquisitions or divestitures, which are approved by a majority of Telecommunications’ board of directors in good faith;

(7)	transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of the business of Telecommunications and its Restricted Subsidiaries and otherwise in compliance with the terms of the indenture; provided that in the reasonable determination of Telecommunications, such transactions are on terms that are no less favorable to Telecommunications or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Telecommunications or such Restricted Subsidiary with an unrelated Person; and

(8)	any agreement as in effect as of the Issue Date, or any amendment thereto (so long as any such amendment is not disadvantageous to the Holders when taken as a whole as compared to the applicable agreement as in effect on the Issue Date).

Sale and Leaseback Transactions

Telecommunications will not enter into any sale and leaseback transaction; provided that Telecommunications may enter into a sale and leaseback transaction if:

(1)	Telecommunications could have:

(a)	incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock;” and

(b)	incurred a Lien to secure such Indebtedness pursuant to the covenant described above under the caption “—Liens;” and

(2)	the transfer of assets in the sale and leaseback transaction is permitted by, and Telecommunications applies the proceeds of such transaction in compliance with, the covenant described above under the caption “Repurchase at the Option of Holders—Asset Sales.”

Limitation on Issuances of Guarantees of Indebtedness

Telecommunications will not permit any Restricted Subsidiary, directly or indirectly, to Guarantee or pledge any assets to secure the payment of any other Indebtedness of Telecommunications unless such Subsidiary simultaneously executes and delivers a supplemental indenture to the indenture governing the notes providing for the Guarantee of the payment of the notes by such Subsidiary, which Guarantee shall be senior to or pari passu with such Subsidiary’s Guarantee of or pledge to secure such other Indebtedness. Notwithstanding the foregoing, any Guarantee by a Subsidiary of the notes shall provide by its terms that it shall be automatically and unconditionally released and discharged upon any sale, exchange or transfer, to any Person other than a Subsidiary of Telecommunications, of all of Telecommunications’ stock in, or all or substantially all the assets of, such Subsidiary, which sale, exchange or transfer is made in compliance with the applicable provisions of the indenture governing the notes.

Business Activities

Telecommunications will not, and will not permit any Subsidiary to, engage in any business other than Permitted Businesses, except to the extent as would not be material to Telecommunications and its Subsidiaries taken as a whole.

Reports

The indenture provides that notwithstanding that Telecommunications may not be subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, so long as any notes are outstanding, Telecommunications will furnish to the holders of the notes or cause the trustee to furnish to the holders of the notes, within the time periods (including any extensions thereof) specified in the SEC’s rules and regulations;

(1)	all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if Telecommunications were required to file such reports; and

(2)	all current reports that would be required to be filed with the SEC on Form 8-K if Telecommunications were required to file such reports;

provided, however, that Telecommunications shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event Telecommunications will make available such information to prospective purchasers of the notes, in addition to providing such information to the trustee and the holder, in each case within 15 days after the time Telecommunications would be required to file such information with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act.

In addition, to the extent not satisfied by the foregoing, Telecommunications agrees that, for so long as any notes remain outstanding, it will furnish to the holders of the notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

In the event that:

(a) the rules and regulations of the SEC permit Telecommunications and any direct or indirect parent of Telecommunications to report at such parent entity’s level on a consolidated basis and

(b) such parent entity is not engaged in any business in any material respect other than incidental to its ownership, directly or indirectly, of the capital stock of Telecommunications,

such consolidated reporting at the parent entity’s level in a manner consistent with that described in this covenant for Telecommunications will satisfy this covenant, and the indenture permits Telecommunications to satisfy its obligations in this covenant with respect to financial information relating to Telecommunications by furnishing financial information relating to SBACC; provided that such financial information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to SBACC and any of its Subsidiaries other than Telecommunications and its Subsidiaries, on the one hand, and the information relating to Telecommunications and its Subsidiaries of Telecommunications on a stand-alone basis, on the other hand. Telecommunications’ direct parent company, SBACC, currently files periodic reports with the SEC pursuant to Section 13 of the Exchange Act and is not engaged in any business in any material respect other than incidental to its ownership, directly or indirectly, of the capital stock of Telecommunications. Consequently, Telecommunications does not currently intend to file separate periodic reports with the SEC, except as may be required pursuant to Section 15(d) of the Exchange Act.

Events of Default and Remedies

Each of the following when used in the indenture with respect to a particular series of notes constitutes an “Event of Default” under the indenture with respect to each series of notes:

(1)	default for 30 days in the payment when due of interest on, or Additional Interest, if any, with respect to that series of notes;

(2)	default in payment when due of the principal of or premium, if any, on that series of notes;

(3)	failure by Telecommunications or any of the Restricted Subsidiaries to comply with the provisions described under the caption “Certain Covenants—Merger, Consolidation or Sale of Assets” or failure by Telecommunications to consummate a Change of Control Offer or Asset Sale Offer in accordance with the provisions of the indenture applicable to the offers;

(4)	failure by Telecommunications or any of the Restricted Subsidiaries to perform any other covenant in the indenture, other than a covenant specified in clauses (1), (2) or (3) above or that does not relate to that series of notes, that continues for 60 days (or 120 days in the case of a failure to comply with the reporting obligations described under the caption “Certain Covenants—Reports”) after notice to comply;

(5)	default under any Indebtedness for money borrowed by Telecommunications or any of its Significant Subsidiaries, or the payment of which is guaranteed by Telecommunications or any of its Significant Subsidiaries, whether such Indebtedness or guarantee now exists, or is created after the Issue Date, which default

(a)	is caused by a failure to pay principal of or premium, if any, interest on, if any, or Additional Interest, if any, with respect to the Indebtedness prior to the expiration of the grace period provided in such indebtedness on the date of the default (a “Payment Default”); or

(b)	results in the acceleration of the Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20.0 million or more;

(6)	failure by Telecommunications or any of its Significant Subsidiaries to pay final judgments aggregating (net of amounts covered by insurance policies) in excess of $20.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; or

(7)	events of bankruptcy or insolvency described in the indenture with respect to SBACC, Telecommunications or any of its Restricted Subsidiaries.

However, a Default under clause (4) above will not constitute an Event of Default until the trustee under the indenture or the Holders of 25% in principal amount of the outstanding notes of that series notify Telecommunications of the Default and Telecommunications does not cure such Default within the time specified after receipt of such notice

If any Event of Default occurs and is continuing, the trustee under the indenture or the Holders of at least 25% in principal amount of the then outstanding notes of that series and the trustee may, and the trustee at the request of such holders shall, declare all the notes of that series to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to Telecommunications, all outstanding notes will become due and payable without further action or notice. Holders of the notes may not enforce the indenture or the notes except as provided in the indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding notes may direct the trustee under the indenture in its exercise of any trust or power.

An Event of Default for a particular series does not necessarily constitute a default of any other series of notes under the indenture.

The Holders of a majority in aggregate principal amount of the notes of a series then outstanding by notice to the trustee under the indenture may on behalf of the Holders of all notes of that series waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest on, or Additional Interest, if any, with respect to, or the principal of, the notes of that series.

The indenture provides that if a Default occurs and is continuing and is known to the trustee, the trustee must mail to each Holder of the notes of that series notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of, interest on, if any, or Additional Interest, if any, with respect to any note, the trustee may withhold notice if and so long as a committee of its trust officers determines that withholding notice is not opposed to the interest of the Holders of that series of notes. In addition, Telecommunications is required to deliver to the trustee, within 90 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred with respect to any series of notes during the previous year. Telecommunications is also required to deliver to the trustee, promptly after the occurrence thereof, written notice of any event that would constitute a Default, the status thereof and what action Telecommunications is taking or proposes to take in respect thereof.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of Telecommunications, as such, shall have any liability for any obligations of Telecommunications under the notes, the indenture, the Parent Guarantee or the registration rights agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

Telecommunications may, at its option and at any time, elect to have all of its obligations discharged with respect to one or more series of notes outstanding (“Legal Defeasance”) except for:

(1)	the rights of Holders of outstanding notes of such series to receive payments in respect of the principal of, premium, if any, and interest on, or Additional Interest, if any, with respect to the notes of such series when such payments are due from the trust referred to below;

(2)	Telecommunications’ obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)	the rights, powers, trusts, duties and immunities of the trustee, and Telecommunications’ and SBACC’s obligations in connection therewith; and

(4)	the Legal Defeasance provisions of the indenture.

In addition, Telecommunications may, at its option and at any time, elect to have the obligations of Telecommunications released with respect to certain covenants that are described in the indenture (“Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events described under “Events of Default and Remedies,” but not including nonpayment and bankruptcy, receivership, rehabilitation and insolvency events with respect to Telecommunications, will no longer constitute an Event of Default with respect to the notes.

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to either series of notes:

(1)	Telecommunications must irrevocably deposit with the trustee, in trust, for the benefit of the Holders of that series of notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, interest and Additional Interest, if any, on outstanding notes to the stated maturity or redemption date, as the case may be, and Telecommunications must specify whether that series of notes is being defeased to maturity or to a particular redemption date;

(2)	in the case of Legal Defeasance, Telecommunications shall have delivered to the trustee under the indenture an opinion of counsel in the United States reasonably acceptable to the trustee confirming that:

(a)	Telecommunications has received from, or there has been published by, the Internal Revenue Service a ruling; or

(b)	since the Issue Date, there has been a change in the applicable federal income tax law;

in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of that series of outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)	in the case of Covenant Defeasance, Telecommunications shall have delivered to the trustee under the indenture an opinion of counsel in the United States reasonably acceptable to the trustee confirming that the Holders of that series of outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)	no Default or Event of Default shall have occurred and be continuing either:

(a)	on the date of such deposit, other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit; or

(b)	insofar as Events of Default from bankruptcy or insolvency events with respect to Telecommunications are concerned, at any time in the period ending on the 91st day after the date of deposit;

(5)	such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument, other than the indenture, to which Telecommunications or any of its Restricted Subsidiaries is a party or by which Telecommunications or any of its Restricted Subsidiaries is bound;

(6)	Telecommunications must have delivered to the trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;

(7)	Telecommunications must deliver to the trustee under the indenture an officers’ certificate stating that the deposit was not made by Telecommunications with the intent of preferring the Holders of one or more classes of notes over the other creditors of Telecommunications with the intent of defeating, hindering, delaying or defrauding creditors of Telecommunications or others; and

(8)	Telecommunications must deliver to the trustee under the indenture an officers’ certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

Except as described in the two paragraphs below, the Holders of a majority in principal amount of either series of notes outstanding can, with respect to the notes then outstanding of such series:

(1)	consent to any amendment or supplement to the indenture with respect to that series of notes; and

(2)	waive any existing default under, or the compliance with any provisions of, the indenture or the notes of that series.

Consents and waivers obtained in connection with a purchase of, or tender offer or exchange offer for, each series of notes shall be included for purposes of the previous sentence.

Without the consent of each Holder of the series of notes affected, an amendment or waiver with respect to any notes held by a non-consenting Holder of such affected series may not:

(1)	reduce the principal amount of any series of notes;

(2)	change the fixed maturity of any series of notes or alter the provisions with respect to the redemption of such series, but not any required repurchase in connection with an Asset Sale Offer or Change of Control Offer, of the notes;

(3)	reduce the rate or change the method of calculating the interest rate of or extend the time for payment of interest on any series of notes;

(4)	waive a Default or Event of Default in the payment of principal of or premium with respect to a series of notes, if any, or interest on, or Additional Interest, if any, with respect to the series of notes, excluding a rescission of acceleration of the series of notes by the Holders of at least a majority in aggregate principal amount of such series of notes and a waiver of the payment default that resulted from such acceleration;

(5)	make any series of note payable in money other than that stated in such series of notes;

(6)	make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of Holders of any series of notes to receive payments of principal of or premium, if any, or interest on, or Additional Interest, if any, with respect to any series of notes;

(7)	waive a redemption payment, but not any payment upon a required repurchase in connection with an Asset Sale Offer or Change of Control Offer, with respect to either series of notes;

(8)	make any change in the foregoing amendment and waiver provisions; or

(9)	modify the Parent Guarantee in any manner adverse to the Holders of the notes.

Notwithstanding the foregoing, without the consent of any Holder of such series of notes, Telecommunications, SBACC and the trustee may amend or supplement the indenture, such series of notes or the Guarantee with respect to such series of notes to:

(1)	cure any ambiguity, omission, defect or inconsistency;

(2)	provide for uncertificated notes in addition to or in place of certificated notes;

(3)	provide for the assumption by a successor corporation of Telecommunications’ or SBACC’s obligations to Holders of notes in the case of a merger or consolidation of Telecommunications or SBACC;

(4)	make any change that would provide any additional rights or benefits to the Holders of notes or that does not adversely affect the legal rights of any series of notes under the indenture in any material respect;

(5)	comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act; or

(6)	conform the text of the indenture, the Parent Guarantee or the notes to any provision of this Description of Notes to the extent that such provision in this Description of Notes was intended (as evidenced by an officers’ certificate) to be a verbatim recitation of a provision of the indenture, the Parent Guarantee or the notes.

Concerning the Trustee

The indenture contains certain limitations on the rights of the trustee, should it become a creditor of Telecommunications, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

The Holders of a majority in principal amount of a series of notes then outstanding will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee under the indenture with respect to that series, subject to certain exceptions. The indenture provides that if an Event of Default occurs and is not cured with respect to any series, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to these provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any Holder of notes, unless that Holder shall have offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Additional Information

Anyone who receives this prospectus may obtain a copy of the Indenture and the Registration Rights Agreement without charge by writing to SBA Communications Corporation, 5900 Broken Sound Parkway NW, Boca Raton, FL 33487, Attention: Chief Financial Officer.

Certain Definitions

Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

“Acceptable Commitment” has the meaning set forth under the caption “Repurchase at the Option of Holders—Asset Sales.”

“Acquired Debt” means, with respect to any specified Person:

(1)	Indebtedness of such Person or any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person or in connection with the acquisition of the assets of such Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person or such Person acquiring assets; and

(2)	Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Interest” means all additional interest then owing pursuant to the Registration Rights Agreement related to the notes dated as of the Issue Date, among Telecommunications, SBACC and the initial purchasers.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Annualized Consolidated Adjusted EBITDA” for any fiscal quarter means Consolidated Adjusted EBITDA for the most recently ended quarter for which internal financial statements are available multiplied by four.

“Asset Sale” means:

(1)	the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback); provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of Telecommunications and its Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption “Repurchase at the Option of Holders—Change of Control Triggering Event” and/or the provisions described above under the caption “Certain Covenants—Merger, Consolidation or Sale of Assets” and not by the provisions of the Asset Sale covenant; and

(2)	the issue or sale by Telecommunications or any of its Restricted Subsidiaries of Equity Interests of any of Telecommunications’ Subsidiaries (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than Telecommunications or a Restricted Subsidiary), in the case of either clause (1) or (2), whether in a single transaction or a series of related transactions:

(a)	that have a fair market value in excess of $10.0 million; or

(b)	for net proceeds in excess of $10.0 million.

Notwithstanding the foregoing, the following items shall not be deemed to be Asset Sales:

(1)	a transfer of assets by Telecommunications to a Restricted Subsidiary or by a Restricted Subsidiary to Telecommunications or to another Restricted Subsidiary;

(2)	an issuance of Equity Interests by a Subsidiary to Telecommunications or to another Restricted Subsidiary;

(3)	a transfer or issuance of Equity Interests of an Unrestricted Subsidiary to an Unrestricted Subsidiary; provided, however, that such transfer or issuance does not result in a decrease in the percentage of ownership of the voting securities of such transferee Unrestricted Subsidiary that are collectively held by Telecommunications and its Subsidiaries;

(4)	a Restricted Payment that is permitted by the covenant described above under the caption “Certain Covenants—Restricted Payments;”

(5)	grants of leases or licenses in the ordinary course of business;

(6)	disposals of Cash Equivalents, or Investment Securities in the ordinary course of business;

(7)	any disposition of property or equipment that has become damaged, worn out or obsolete or that is no longer useful in the conduct of the business of Telecommunications and its Restricted Subsidiaries disposed of in the ordinary course of business;

(8)	dispositions in connection with the foreclosure of any Lien not prohibited by the indenture;

(9)	licenses or sublicenses of intellectual property;

(10)	any surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind; and

(11)	any disposition arising from foreclosure, condemnation or similar action with respect to any property or other assets, or exercise of termination rights under any lease, license, concession or other agreement.

“Asset Sale Offer” has the meaning set forth above under the caption “Repurchase at the Option of Holders—Asset Sales.”

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of Interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would be required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means:

(1)	securities issued or directly and fully guaranteed or insured by the United States government, or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition;

(2)	certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thompson Bank Watch Rating of “B” or better;

(3)	repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (1) and (2) above entered into with any financial institution meeting the qualifications specified in clause (2) above;

(4)	commercial paper having the highest rating obtainable from Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Group and in each case maturing within twelve months after the date of acquisition; and

(5)	money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (4) of this definition.

“Change of Control” means the occurrence of any of the following:

(1)	the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of (i) Telecommunications and its Restricted Subsidiaries, taken as a whole, or (ii) SBACC and its Subsidiaries, taken as a whole, to any “person” (as such term is used in Section 13(d)(3) of the Exchange Act)) other than to SBACC or any of its Restricted Subsidiaries;

(2)	the adoption of a plan relating to the liquidation or dissolution of Telecommunications or SBACC;

(3)	SBACC or Telecommunications becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above) becomes the “beneficial owner” (as, such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have “beneficial ownership” of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 50% of the voting power of the Voting Stock of SBACC (measured by voting power rather than number of shares); or

(4)	the first day that SBACC ceases to own, directly or indirectly, 100% of the issued and outstanding stock of Telecommunications.

“Change of Control Offer” has the meaning set forth above under the caption “Repurchase at the Option of Holders—Change of Control Triggering Event.”

“Change of Control Payment” has the meaning set forth above under the caption “Repurchase at the Option of Holders—Change of Control Triggering Event.”

“Change of Control Payment Date” has the meaning set forth above under the caption “Repurchase at the Option of Holders—Change of Control Triggering Event.”

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Ratings Decline.

“Consolidated Adjusted EBITDA” for any period means Consolidated Net Income for such period plus, to the extent such item was deducted in calculating such Consolidated Net Income, without duplication, the sum of:

(i) provision for taxes based on income or profits of Telecommunications and its Restricted Subsidiaries for such period, including franchise taxes, plus

(ii) Consolidated Interest Expense of Telecommunications and its Restricted Subsidiaries for such period determined in accordance with GAAP, whether paid or accrued (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest expense, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, amortization of gain or loss from previously settled Hedge Agreements and net payments (if any) pursuant to Hedge Agreements), plus

(iii) all preferred stock dividends paid or accrued in respect of Telecommunications’ and its Restricted Subsidiaries’ preferred stock to Persons other than Telecommunications or a Wholly Owned Subsidiary of Telecommunications other than preferred stock dividends paid by Telecommunications in shares of preferred stock that is not Disqualified Stock, plus

(iv) depreciation, accretion, amortization (including amortization of goodwill and other intangibles) and other non-cash expenses, including non-cash compensation and non-cash ground lease expense,

(excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period) of Telecommunications and its Restricted Subsidiaries for such period, plus

(v) any reasonable expenses and charges related to any Permitted Investment, acquisition or disposition permitted under the indenture (in each case, whether or not successful), plus

(vi) restructuring charges of such Person and its Restricted Subsidiaries, plus

(vii) net loss on early retirement of debt; plus

(viii) asset impairment expense; plus

(ix) acquisition related expenses of Telecommunications and its Restricted Subsidiaries which, in accordance with GAAP, are expensed and included within operating expenses, minus

(x) non-cash items increasing such Consolidated Net Income for such period (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period), (including but not limited to non-cash leasing revenue), minus

(xi) interest income of Telecommunications and its Restricted Subsidiaries for such period, minus

(xii) net gains on early retirement of debt,

in each case determined on a pro forma basis after giving effect to all acquisitions or dispositions of assets made by Telecommunications or any Restricted Subsidiary from the beginning of such period through and including the date on which Consolidated Adjusted EBITDA is determined (including any related financing transactions) as if such acquisitions and dispositions had occurred at the beginning of such period. For purposes of making the computation referred to above, (A) acquisitions that have been made by Telecommunications or any Restricted Subsidiary, including through mergers or consolidations and including any related financing transactions, during such period or subsequent to such period and on or prior to such date of determination shall be deemed to have occurred on the first day of such period, (B) the Consolidated Adjusted EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to such date of determination, shall be excluded and (C) any such pro forma calculation may include adjustments appropriate, in the reasonable determination of Telecommunications, to reflect operating expense reductions and other operating improvements or synergies reasonably expected to result from any acquisition; provided that the aggregate amount of projected operating expense reductions, operating improvements and synergies included in any such pro forma calculation shall not exceed $10.0 million for any quarter.

For the purposes of this definition, any amount in a currency other than U.S. dollars will be converted to U.S. dollars based on the average exchange rate for such currency for the most recent twelve month period immediately prior to the date of determination.

“Consolidated Indebtedness” means, as of any date of determination, the aggregate of the following, on a consolidated basis:

(1)	the total amount of Indebtedness of Telecommunications and its Restricted Subsidiaries; plus

(2)	the total amount of Indebtedness of any other Person, to the extent that such Indebtedness has been Guaranteed by Telecommunications or one or more of its Restricted Subsidiaries; plus

(3)	the aggregate liquidation value of all Disqualified Stock of such Person and all preferred stock of Restricted Subsidiaries of such Person.

Consolidated Indebtedness shall not include Indebtedness of Telecommunications or any Restricted Subsidiary that is purchased, in tender offers, open market purchases or privately negotiated transactions, by Telecommunications or a Restricted Subsidiary (which, for the avoidance of doubt, shall not include Acquired Debt) and which is to be held by Telecommunications or a Restricted Subsidiary to redemption or maturity of such Indebtedness.

“Consolidated Indebtedness to Annualized Consolidated Adjusted EBITDA Ratio” means, as of the date of determination, the ratio of:

(1)	Consolidated Indebtedness on such date to

(2)	Annualized Consolidated Adjusted EBITDA as of such date.

“Consolidated Interest Expense” for any period means the total interest expense of such Person and its Restricted Subsidiaries for such period with respect to all outstanding Indebtedness of such Person and its Restricted Subsidiaries (including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Hedge Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP).

“Consolidated Net Income” for any period means the aggregate of the Net Income of Telecommunications and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that, the Net Income (and net loss) of any Person that is accounted for by the equity method of accounting shall be excluded, except that such Net Income shall be included but only to the extent of the amount of dividends or distributions paid in cash to Telecommunications or a Restricted Subsidiary thereof.

“Consolidated Net Tangible Assets” means, as of any date of determination, the consolidated total assets of Telecommunications and its Restricted Subsidiaries determined in accordance with GAAP as of the end of Telecommunications’ most recent fiscal quarter for which internal financial statements are available, less the sum of (1) all current liabilities and (2) all goodwill, trade names, trademarks, patents, organization expense, unamortized debt discount and expense and other similar intangibles properly classified as intangibles in accordance with GAAP.

“Convertible Note Warrant Transactions” means the warrant transactions entered into concurrently with the pricing of the offering of each of the 0.375% Notes, the 1.875% Notes and the 4.0% Notes.

“Convertible Senior Notes” means the 0.375% convertible senior notes of SBACC due December 1, 2010 in the initial aggregate face amount of $350,000,000 or any refinancing thereof, the 1.875% convertible senior notes of SBACC due May 1, 2013 in the initial aggregate face amount of $550,000,000 or any refinancing thereof, and the 4.0% convertible senior notes of SBACC due October 1, 2014 in the initial aggregate face amount of $500,000,000 or any refinancing thereof.

“Covenant Defeasance” has the meaning set forth above under the caption “Legal Defeasance and Covenant Defeasance.”

“Credit Facilities” means, with respect to Telecommunications or any Restricted Subsidiary, one or more debt facilities, including the agreements governing our Senior Credit Facility or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit, bankers’ acceptances and other similar obligations or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, replacements or refundings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under “Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Noncash Consideration” means the fair market value of noncash consideration received by Telecommunications or any Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an officer’s certificate, setting forth the basis of such valuation less the amount of cash or cash equivalents received in connection with a subsequent sale of or collection on such Designated Noncash Consideration.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in each case, at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature; provided, however, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require Telecommunications to repurchase such Capital Stock upon the occurrence of a Change of Control Triggering Event or an Asset Sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that Telecommunications may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described under the caption “Certain Covenants—Restricted Payments.”

“Equity Interests” means Capital Stock, and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any public or private primary offering for cash of common stock of SBACC or Telecommunications (other than public offerings of common stock registered on Form S-8 or any successor form and other than an issuance to a Subsidiary).

“Excess Proceeds” has the meaning set forth above under the caption “Repurchase at the Option of Holders—Asset Sales.”

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Exchange Notes” means the notes offered in an exchange offer pursuant to the indenture.

“Excluded Capital Lease Obligations” shall mean Capital Lease Obligations (or obligations pursuant to consolidated variable interest entities accounting that would otherwise be reflected as a liability) in respect of interests in real property on which cell towers of Telecommunications or a Subsidiary of Telecommunications are located in an aggregate principal amount not to exceed $50.0 million at any one time outstanding.

“Existing Indebtedness” means Indebtedness of Telecommunications and its Restricted Subsidiaries in existence, and in such amount as is outstanding, on the Issue Date.

“Foreign Subsidiary” means any Subsidiary of Telecommunications that is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, as such are in effect on the Issue Date.

“Guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

“Hedge Agreements” means, with respect to any Person, all interest rate swaps, caps or collar agreements or similar arrangements entered into by such Person designed to protect such Person against fluctuations in interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any Hedge Agreements.

“Holder” means a Person in whose name a note is registered.

“Indebtedness” means, with respect to any Person (on any date of determination, without duplication), any indebtedness of such Person in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker’s acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations (to the extent of any payment that has become due and payable), except (i) any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP and (ii) any earn-out obligation, to the extent reflected as a liability on the balance sheet of such Person in accordance with GAAP, after becoming due and payable (if such Person agrees that the earn-out obligation is due and payable), as well as all Indebtedness of others secured by a Lien on any asset of such Person whether or not such Indebtedness is assumed by such Person (the amount of such Indebtedness as of any date being deemed to be the lesser of the value of such property or assets as of such date or the principal amount of such Indebtedness of such other Person so secured) and, to the extent not otherwise included”, the Guarantee by such Person of any Indebtedness of any other Person; provided that “Indebtedness” shall not include any Excluded Capital Lease Obligations. The amount of any Indebtedness outstanding as of any date shall be the outstanding balance at such date of all unconditional obligations described above; provided that, in the case of any Indebtedness issued with original issue discount, the amount of such Indebtedness will be the accreted value thereof.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If Telecommunications or any Restricted Subsidiary of Telecommunications sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of Telecommunications or a Restricted Subsidiary of Telecommunications issues any of its Equity Interests such that, in each case, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of Telecommunications, Telecommunications shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption “Certain Covenants—Restricted Payments.”

“Investment Securities” means, with respect to any Person, all Investments that are held for sale.

“Issue Date” means the date on which the notes offered hereby are originally issued under the indenture.

“Legal Defeasance” has the meaning set forth above under the caption “Legal Defeasance and Covenant Defeasance.”

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Net Income” with respect to any Person for any fiscal quarter means the net income (loss) of such Person for such period, determined in accordance with GAAP, excluding, however, (i) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with (a) any Asset Sale outside the ordinary course of business (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Subsidiaries or the write off of any deferred financing fees or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries, (ii) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss and (iii) the cumulative effect of a change in accounting principles.

“Net Proceeds” means the aggregate cash proceeds received by Telecommunications or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of:

(1)	the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof;

(2)	taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements);

(3)	amounts required to be applied to the repayment of Indebtedness (other than Indebtedness under a Credit Facility) or Excluded Capital Lease Obligations secured by a Lien on the asset or assets that were the subject of such Asset Sale;

(4)	all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Sale;

(5)	the deduction of appropriate amounts provided by the seller as a reserve in accordance with GAAP against any liabilities associated with the assets disposed of in such Asset Sale and retained by Telecommunications or any Restricted Subsidiary after such Asset Sale; and

(6)	without duplication, any reserves that Telecommunications’ board of directors determines in good faith should be made in respect of the sale price of such asset or assets for post closing adjustments;

provided that in the case of any reversal of any reserve referred to in clause (5) or (6) above, the amount so reversed shall be deemed to be Net Proceeds from an Asset Sale as of the date of such reversal.

“Parent Guarantee” means the guarantee of the payment of the notes and the Exchange Notes of Telecommunications and Telecommunications’ obligations under the indenture and any supplemental indenture by SBACC in accordance with the provisions of the indenture and any supplemental indenture.

“Payment Default” has the meaning set forth above under the caption “Events of Default and Remedies.”

“Permitted Business” means any business conducted by Telecommunications and its Restricted Subsidiaries on the Issue Date and any other business reasonably related, ancillary or complementary to any such business.

“Permitted Investment” means:

(1)	any Investment in Telecommunications or in a Restricted Subsidiary of Telecommunications;

(2)	any Investment in cash and Cash Equivalents;

(3)	any Investment by Telecommunications or any Restricted Subsidiary of Telecommunications in a Person, if as a result of such Investment:

(a)	such Person becomes a Restricted Subsidiary of Telecommunications; or

(b)	such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Telecommunications or a Restricted Subsidiary of Telecommunications;

(4)	any Restricted Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “Repurchase at the Option of Holders—Asset Sales;”

(5)	any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of Telecommunications;

(6)	receivables created in the ordinary course of business;

(7)	loans or advances to employees made in the ordinary course of business since the Issue Date not to exceed $5.0 million at any one time outstanding (loans and advances that are forgiven shall continue to be deemed outstanding);

(8)	securities and other assets received in settlement of trade debts or other claims arising in the ordinary course of business;

(9)	Investments since the Issue Date of up to an aggregate of $100.0 million outstanding (each such Investment being measured as of the date made and without giving effect to subsequent changes in value);

(10)	other Investments in Permitted Businesses since the Issue Date not to exceed an amount equal to $10.0 million plus 2.5% of Telecommunications’ Consolidated Net Tangible Assets at any one time outstanding (each such Investment being measured as of the date made and without giving effect to subsequent changes in value);

(11)	stock, obligations, securities or other Investments received in settlement of debts created in the ordinary course of business and owing to, or of other claims asserted by, Telecommunications or any Restricted Subsidiary, in satisfaction of judgments, or as a result of foreclosure, perfection or enforcement of any Lien, or in satisfaction of judgments, including in connection with any bankruptcy proceeding or other reorganization of another Person;

(12)	Hedging Obligations permitted under clause (7) of the second paragraph of the covenant described under “Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock;”

(13)	pledges or deposits (x) with respect to leases or utilities provided to third parties in the ordinary course of business or (y) otherwise described in the definition of “Permitted Liens” or made in connection with Liens permitted under the covenant described under “Certain Covenants—Liens;”

(14)	Guarantees issued in accordance with the covenant described under “Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock;”

(15)	any Investment deemed to result from variable interest entities accounting in respect of lease payments made with respect to interests in real property on which cell towers of Telecommunications or a Subsidiary of Telecommunications are located; and

(16)	any Investment by Telecommunications or any Restricted Subsidiary of Telecommunications in a Person to the extent such Investment exists on the Issue Date, and any extension, modification or renewal of any such Investment existing on the Issue Date, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof (other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investment as in effect on the Issue Date).

“Permitted Liens” means:

(1)	Liens existing on the Issue Date;

(2)	Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

(3)	Liens securing Indebtedness permitted to be incurred under clause (4) of the second paragraph of the covenant described above under the caption “Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock;”

(4)	Liens securing Indebtedness under the Senior Credit Facility or the Securitization Arrangements permitted to be incurred under clause (1), (2) or (5) of the second paragraph of the covenant described under the caption “Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock;”

(5)	Liens incurred in the ordinary course of business of Telecommunications since the Issue Date with respect to obligations that do not exceed $15.0 million at any one time outstanding and that:

(a)	are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade, credit in the ordinary course of business); and

(b)	do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by Telecommunications or such Restricted Subsidiary;

(6)	Liens on property at the time Telecommunications acquires such property, including any acquisition by means of a merger or consolidation with or into Telecommunications; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that such Liens do not extend to any other property of Telecommunications (plus improvements, accessions, proceeds or dividends or distributions in respect thereof);

(7)	Pledges of stock or other equity interests of Telecommunications direct Subsidiaries securing Indebtedness permitted to be incurred under the covenant described under the caption “Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock;”

(8)	Liens to secure any amendments, supplements, modifications, extensions, renewals, restatements, replacements or refundings (or successive amendments, supplements, modifications, extensions, renewals, restatements, replacements or refundings), in whole or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (1), (3), (4) and (6); provided, however, that (A) such new Lien will be limited to all or part of the same property that secured the original Lien (plus improvements, accessions, proceeds or dividends or distributions in respect thereof); and (B) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of: (1) the outstanding principal amount, or, if issued with original issue discount, the aggregate accreted value of, or, if greater, the committed amount of the Indebtedness secured by Liens described under clauses (1), (3), (4) or (6) at the time such original Lien became a Permitted Lien under the indenture governing the notes; and (ii) an amount necessary to pay any fees, underwriting discounts and other costs and expenses, including premiums, related to such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings;

(9)	Liens securing judgments for the payment of money not constituting an Event of Default under clause (6) under the caption “Events of Default and Remedies” so long as such Liens are adequately bonded; and

(10)	Liens on assets of Telecommunications or any Restricted Subsidiary securing Indebtedness and other obligations in an aggregate principal amount that, when taken together with all other obligations secured by Liens pursuant to this clause (10), do not exceed the amount of Indebtedness permitted to be incurred under the first paragraph of the covenant entitled “Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”.

“Permitted Refinancing Indebtedness” means any Indebtedness of Telecommunications or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease, repurchase or refund other Indebtedness of Telecommunications or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1)	the principal amount (or initial accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of expenses and prepayment premiums incurred in connection therewith);

(2)	such Permitted Refinancing Indebtedness has (i) a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded or (ii) a final maturity date later than 90 days after the scheduled final maturity of the notes;

(3)	if the Indebtedness being extended, refinanced/renewed, replaced, defeased or refunded is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to, the notes on terms at least as favorable to the holders of the notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(4)	such Indebtedness is incurred by Telecommunications if Telecommunications was the sole obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

“Preferred Stock Purchase Rights” means rights issued by SBACC to holders of its common stock to purchase its Series E Junior Participating Preferred Stock, par value $.01 per share, as such rights may be amended from time to time.

“Qualified Asset Exchange” means any transaction in which Telecommunications or one of its Restricted Subsidiaries exchanges assets for Qualified Tower Assets and, if applicable an amount of cash or Cash Equivalents where the fair market value (evidenced by a resolution of the board of directors set forth in an officers’ certificate delivered to the trustee) of the Qualified Tower Assets and , if applicable, an amount of cash or Cash Equivalents received by Telecommunications and its Restricted Subsidiaries in such exchange is at least equal to the fair market value (which determination shall be made in the good faith judgment of Telecommunications’ board of directors) of the assets disposed of in such exchange.

“Qualified Tower Assets” means wireless communications towers, actual or potential communications sites, distributed antenna system networks and other assets used or usable in a Permitted Business or Equity Interests in any Person whose principal business is a Permitted Business.

“Ratings Agencies” means (1) Moody’s and S&P or (2) if either S&P or Moody’s ceases to rate the notes or ceases to make a rating on the notes publicly available, an entity, selected by Telecommunications, registered as a “nationally recognized statistical rating organization” (within the meaning of Section 3(a)(62) under the Exchange Act) (registered as such pursuant to Rule 17g-1 of the Exchange Act) then making a rating on the notes publicly available (as certified by an Officer’s Certificate), which shall be substituted for S&P or Moody’s, as the case may be.

“Ratings Decline” means with respect to each series of notes, the rating of such series of notes by both Ratings Agencies decreases by one or more gradations (including gradations within ratings categories as well as between rating categories) or is withdrawn on, or within 90 days after the earlier of: (i) the date of the public notice of the occurrence of a Change of Control or (ii) public notice of the intention by us or any third-party to effect a Change of Control (which period shall be extended for so long as the rating of the notes is under publicly announced consideration for possible downgrade by any of the Ratings Agencies if such period exceeds 90 days).

“Registration Rights Agreement” means the agreement among Telecommunications, SBACC, and the initial purchasers, whereby Telecommunications and SBACC will agree for the benefit of the holders of the notes that they will use their respective reasonable best efforts to file with the SEC and cause to become effective a registration statement relating to offers to exchange the notes for issues of notes registered with the SEC.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Services or any successor to the rating agency business thereof.

“SBACC” means SBA Communications Corporation.

“SEC” means the U.S. Securities and Exchange Commission.

“Securitization Arrangements” means, collectively, (i) the transactions and agreements, including the CMBS Management Agreement and the CMBS Loan Agreement, described in the Offering Memorandum dated November 4, 2005 issued by SBA CMBS Trust in respect of the CMBS Series 2005-1, and all transactions related thereto and (ii) the transactions and agreements, including the CMBS Management Agreement, described in the Offering Memorandum dated October 30, 2006 issued by SBA CMBS Trust in respect of the CMBS Series 2006-1, and all transactions related thereto.

“Securitization Subsidiaries” means (i) SBA CMBS-1 Depositor LLC, SBA CMBS-1 Holdings LLC and each of their respective Subsidiaries and (ii) SBA Network Management, Inc., in each case so long as such Persons are subject to the Securitization Arrangements.

“Senior Credit Facility” means that certain Credit Agreement, dated as of January 18, 2008, among SBA Senior Finance, Inc., as Borrower, the Several Lenders from time to time parties thereto, Toronto Dominion (Texas) LLC, As Administrative Agent, Wachovia Bank, National Association and Lehman Commercial Paper Inc., as Co-Syndication Agents, and Citicorp North America, Inc. and JPMorgan Chase Bank, N.A., as Co-Documentation Agents, including any amendments, guarantees, supplements, modifications, extensions, renewals, restatements, replacements or refundings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under “Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Significant Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that would be a “significant subsidiary” of such Person as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date hereof, except that all references to “10 percent” in Rule l-02(w)(l), (2) and (3) shall mean “5 percent” and that all Unrestricted Subsidiaries of Telecommunications shall be excluded from all calculations under Rule l-02(w).

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any Person:

(1)	any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)	any partnership:

(a)	the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person; or

(b)	the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

“Unrestricted Subsidiary” means (1) the Foreign Subsidiaries, unless otherwise designated a Restricted Subsidiary by Telecommunications, (2) SBA Advanced Wireless Networks, LLC, (3) any other Subsidiary of Telecommunications that is designated by the board of directors as an Unrestricted Subsidiary and (4) any Subsidiary of an Unrestricted Subsidiary.

The board of directors of Telecommunications may designate any Subsidiary an Unrestricted Subsidiary, pursuant to a board resolution; but only to the extent that such Subsidiary or any of its Subsidiaries:

(1)	is not party to any agreement, contract, arrangement or understanding with Telecommunications or any Restricted Subsidiary of Telecommunications unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Telecommunications or such Restricted Subsidiary than those that might be obtained, at the time from Persons who are not Affiliates of Telecommunications;

(2)	is a Person with respect to which neither Telecommunications nor any of its Restricted Subsidiaries has any direct or indirect obligation;

(a)	to subscribe for additional Equity Interests of such Person; or

(b)	to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results;

(3)	has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness or Excluded Capital Lease Obligations of Telecommunications or any of its Restricted Subsidiaries; and

(4)	to the extent that such Subsidiary has any Indebtedness that has been guaranteed by either Telecommunications or any Restricted Subsidiary, at the time of designation, Telecommunications has the ability to incur such Indebtedness as of such date under the covenant described above under the caption “Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock.”

Any such designation by the board of directors shall be evidenced to the trustee by filing with the trustee a certified copy of the board resolution giving effect to such designation and an officers’ certificate certifying that such designation complied with the foregoing conditions and was permitted by the covenant described above under the caption “Certain Covenants—Restricted Payments.”

If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of that Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of Telecommunications as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described above under the caption “Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock,” Telecommunications shall be in default of such covenant). Any Subsidiary of an Unrestricted Subsidiary that was properly designated an Unrestricted Subsidiary shall also constitute an Unrestricted Subsidiary.

The board of directors of Telecommunications may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that the designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Telecommunications of any outstanding Indebtedness of such Unrestricted Subsidiary and the designation shall only be permitted if:

(1)	such Indebtedness is permitted under the covenant described above under the caption “Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock,” calculated on a pro forma basis as if such designation had occurred at the beginning of the reference quarter; and

(2)	no Default or Event of Default would occur or be in existence following such designation.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)	the sum of the products obtained by multiplying:

(a)	the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof; by

(b)	the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)	the then outstanding principal amount of such Indebtedness.

“Wholly Owned Restricted Subsidiary” of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

Book-Entry Settlement and Clearance

The Global Notes

The Exchange Notes will be issued in the form of several registered notes in global form without interest coupons, which we refer to as the global notes

Upon issuance, each of the global notes will be deposited with the trustee as custodian for The Depository Trust Company, or DTC, and registered in the name of Cede & Co., as nominee of DTC. Ownership of beneficial interests in each global note will be limited to persons who have accounts with DTC, or DTC participants, or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

•

upon deposit of each global note with DTC’s custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the initial purchasers; and

•

ownership of beneficial interests in each global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

Beneficial interests in the temporary Regulation S global notes will initially be credited within DTC to Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme, on behalf of the owners of these interests.

Commencing September 2, 2009, beneficial interests in temporary Regulation S global notes may be exchanged for beneficial interests in the permanent Regulation S global notes of the same series upon certification that those interests are owned either by non-U.S. persons or by U.S. persons who purchased those interests pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act.

Investors may hold their interests in the permanent Regulation S global notes directly through Euroclear or Clearstream, if they are participants in those systems, or indirectly through organizations that are participants in those systems. After the Distribution Compliance Period ends, investors may also hold their interests in the permanent Regulation S global notes through organizations other than Euroclear or Clearstream that are DTC participants. Each of Euroclear and Clearstream will appoint a DTC participant to act as its depositary for the interests in the Regulation S global notes that are held within DTC for the account of each settlement system on behalf of its participants.

Beneficial interests in the global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.

Each global note and beneficial interests in each global note will be subject to restrictions on transfer as described under “Transfer Restrictions.”

Exchanges Among the Global Notes

The Distribution Compliance Period ended 40 days after July 24, 2009.

Beneficial interests in one global note of a series may generally be exchanged for interests in another global note of the same series. Depending on whether the transfer is being made during or after the Distribution Compliance Period, and to which global note the transfer is being made, the trustee may require the seller to provide certain written certifications in the form provided in the indenture. In addition, in the case of a transfer of interests to an institutional accredited investor, the trustee may require the buyer to deliver a representation letter in the form provided in the indenture that states, among other things, that the buyer is not acquiring notes with a view to distributing them in violation of the Securities Act.

A beneficial interest in a global note that is transferred to a person who takes delivery through another global note will, upon transfer, become subject to any transfer restrictions and other procedures applicable to beneficial interests in the other global note.

Book-Entry Procedures for the Global Notes

All interests in the global notes will be subject to the operations and procedures of DTC, Euroclear and Clearstream. We provide the following summaries of those operations and procedures solely for the convenience of investors. The information in this section concerning DTC, Euroclear and Clearstream and their book-entry systems has been obtained from sources that we believe to be reliable, but neither we nor the initial purchasers take any responsibility for or make any representation or warranty with respect to the accuracy of this information. DTC, Euroclear and Clearstream are under no obligation to follow the procedures described herein to facilitate the transfer of interest in global notes among participants and account holders of DTC, Euroclear and Clearstream, and such procedures may be discontinued or modified at any time. Neither Telecommunications, SBACC, the trustee nor any paying agent will have any responsibility for the performance of DTC, Euroclear and Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York State Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the initial purchasers; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC’s nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below under “Certificated Notes,” owners of beneficial interests in a global note:

•	will not be entitled to have notes represented by the global note registered in their names;

•	will not receive or be entitled to receive physical, certificated notes; and

•

will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

Payments of principal and interest with respect to the exchange notes represented by a global note will be made by the trustee to DTC’s nominee as the registered holder of the global note.

Neither we nor the trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way under the rules and operating procedures of those systems. Cross-market transfers between DTC participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected within DTC through the DTC participants that are acting as depositaries for Euroclear and Clearstream. To deliver or receive an interest in a global note held in a Euroclear or Clearstream account, an investor must send transfer instructions to Euroclear or Clearstream, as the case may be, under the rules and procedures of that system and within the established deadlines of that system. If the transaction meets its settlement requirements, Euroclear or Clearstream, as the case may be, will send instructions to its DTC depositary to take action to effect final settlement by delivering or receiving interests in the relevant global notes in DTC, and making or receiving payment under normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the DTC depositaries that are acting for Euroclear or Clearstream.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant that purchases an interest in a global note from a DTC participant will be credited on the business day for Euroclear or Clearstream immediately following the DTC settlement date. Cash received in Euroclear or Clearstream from the sale of an interest in a global note to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account as of the business day for Euroclear or Clearstream following the DTC settlement date.

DTC, Euroclear and Clearstream have agreed to the above procedures to facilitate transfers of interests in the global notes among participants in those settlement systems. However, the settlement systems are not obligated to perform these procedures and may discontinue or change these procedures at any time. Neither we nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their participants or indirect participants of their obligations under the rules and procedures governing their operations.

Certificated Notes

Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:

•	DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 days;

•	DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days;

•	we, at our option, notify the trustee that we elect to cause the issuance of certificated notes; or

•	certain other events provided in the indenture should occur.

Registration Rights

On July 24, 2009, the closing date of the issuance of the Original Notes, Telecommunications and SBACC entered into a registration rights agreement with Barclays Capital Inc., Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc., as representatives of the several initial purchasers. In that agreement, Telecommunications and SBACC agreed for the benefit of the holders of the Original Notes that they would use their respective reasonable best efforts to file with the SEC and cause to become effective a registration statement relating to offers to exchange each series of Original Notes for issues of the applicable series of notes registered with the SEC, or the Exchange Notes, with terms identical to the applicable series of Original Notes (except that the Exchange Notes will not be subject to restrictions on transfer or to any increase in annual interest rate as described below).

When the SEC declares the exchange offer registration statement effective, Telecommunications and SBACC will offer the Exchange Notes in return for the applicable series of the Original Notes. The Exchange Offers will remain open for at least 20 business days after the date Telecommunications and SBACC mail notice of the Exchange Offers to holders of the Original Notes. For each Original Note surrendered to us under the Exchange Offers, the holder of the Original Note will receive an Exchange Note of equal principal amount. Interest on each Exchange Note will accrue from the last interest payment date on which interest was paid on the Original Notes.

If (i) applicable law or applicable interpretations of the staff of the SEC do not permit us to effect the Exchange Offers, (ii) the Exchange Offers are not consummated within 360 days after the closing date of the offering of the Original Notes, or (iii) we receive a written request from an initial purchaser representing that it holds Original Notes that are or were ineligible to be exchanged in the Exchange Offers (which we refer to as a shelf registration request), Telecommunications and SBACC agreed to use their respective reasonable best efforts to cause to become effective a shelf registration statement relating to resales of the applicable series of Original Notes and to keep such shelf registration statement effective until the expiration of the time period referred to in Rule 144 under the Securities Act (or any similar rule in force, but not Rule 144A), or such shorter period that will terminate when all Original Notes covered by the shelf registration statement have been sold pursuant to the shelf registration statement.

Telecommunications and SBACC agreed, in the event of such shelf registration, to provide to each holder of Original Notes copies of a prospectus, notify each holder of Original Notes when the shelf registration statement has become effective and take certain other actions to permit resales of the Original Notes. A holder of Original Notes that sells Original Notes under the shelf registration statement generally will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with those sales and will be bound by the provisions of the registration rights agreement that are applicable to such a holder of Original Notes (including certain indemnification obligations).

If (1) the Exchange Offers are not consummated, or a shelf registration statement (other than a shelf registration statement filed pursuant to a shelf registration request) is not declared effective, in each case on or prior to 360 days after the closing date of the offering of the Original Notes, (2) a shelf registration statement, if required pursuant to a shelf registration request, is not declared effective by the later of (i) 360 days after the closing date of the offering of the Original Notes or (ii) 120 days after the delivery of the shelf registration request, (3) a shelf registration statement is filed and declared effective within 360 days (or, in the case of a shelf registration request, such later date as required) after the closing date of the offering of the Original Notes but shall thereafter cease to be effective or the prospectus contained therein ceases to be usable, then the interest rate on each series of Original Notes will be increased by (i) 0.25% per annum for the first 90-day period immediately following the expiration of the 360 days (or, in the case of a shelf registration request, such later date as required) and (ii) an additional 0.25% per annum with respect to each subsequent 90-day period, in each case until the Exchange Offers are completed or the shelf registration statement becomes effective or again becomes effective, as the case may be, up to a maximum of 1.00% per annum.

The registration rights agreement also provides that Telecommunications and SBACC (1) shall make available for a period of up to 180 days after the consummation of the Exchange Offers the prospectus contained in the exchange offer registration statement, as it may be amended or supplemented from time to time, to any broker-dealer for use in connection with any resale of any Exchange Notes and (2) shall pay any and all expenses incidental to the performance of or compliance by Telecommunications and SBACC with the registration rights agreement (including the reasonable fees and disbursements of one counsel to the holders of the Original Notes) and will jointly and severally indemnify the holders and each initial purchaser of the Original Notes, their respective affiliates, directors and officers of such person, from and against certain liabilities, including liabilities under the Securities Act.

This summary of the provisions of the registration rights agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement, a copy of which is available from Telecommunications and SBACC upon request.

Material United States Federal Income Tax Considerations

The following discussion is a summary of certain material U.S. federal income tax consequences of the Exchange Offers to holders of Original Notes, but is not a complete analysis of all potential tax effects. The summary below is based upon the Internal Revenue Code of 1986, as amended (the “Code”), regulations of the Treasury Department, administrative rulings and pronouncements of the Internal Revenue Service and judicial decisions, all of which are subject to change, possibly with retroactive effect. This summary does not address all of the U.S. federal income tax consequences that may be applicable to particular holders, including dealers in securities, financial institutions, insurance companies and tax-exempt organizations. In addition, this summary does not consider the effect of any foreign, state, local, gift, estate or other tax laws that may be applicable to a particular holder. This summary applies only to a holder that holds such Original Notes as a capital asset within the meaning of Section 1221 of the Code.

An exchange of Original Notes for the applicable series of Exchange Notes pursuant to the Exchange Offers will not be treated as a taxable exchange or other taxable event for U.S. federal income tax purposes. Accordingly, there will be no U.S. Federal income tax consequences to holders who exchange their Original Notes for the applicable series of Exchange Notes in connection with the Exchange Offers and any such holder will have the same adjusted tax basis and holding period in the Exchange Notes as it had in the Original Notes immediately before the exchange.

The foregoing discussion of certain U.S. federal income tax considerations does not consider the facts and circumstances of any particular holder’s situation or status. Accordingly, each holder of Original Notes considering the Exchange Offers should consult its own tax advisor regarding the tax consequences of the Exchange Offers to it, including those under state, foreign and other tax laws.

Plan of Distribution

Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offers must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes where such Original Notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of up to 180 days after consummation of the Exchange Offers, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until [            ], all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of Exchange Notes by broker-dealers or any other persons. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offers may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offers and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit of any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

We have agreed to pay all expenses incident to the Exchange Offers, excluding underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, related to the sale or disposition of notes by a holder, and will indemnify the holders of the Original Notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act in connection with the Exchange Offers.

Each broker-dealer further acknowledges and agrees that, upon receipt of notice from us of the happening of any event which makes any statement in the prospectus untrue in any material respect or which requires the making of any changes in the prospectus to make the statements in the prospectus not misleading, which notice we agree to deliver promptly to such broker-dealer, such broker-dealer will suspend use of the prospectus until we have notified such broker-dealer that delivery of the prospectus may resume and have furnished copies of any amendment or supplement to the prospectus to the broker-dealer.

Legal Matters

Certain legal matters relating to the validity of the Exchange Notes will be passed upon for us by Holland & Knight LLP, Miami, Florida.

Experts

The consolidated financial statements of SBA appearing in SBA’s Annual Report on Form 10-K for the year ended December 31, 2009, and the effectiveness of internal control over financial reporting as of December 31, 2009, have been audited by Ernst & Young LLP, independent registered certified public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Where You Can Find More Information; Incorporation By Reference

SBA files annual, quarterly and current reports, proxy statements and other information with the SEC. SBA’s SEC filings are available over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document SBA files at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the Public Reference Room and its copy charges.

We incorporate by reference into this prospectus the following documents filed by SBA with the SEC, other than information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, each of which should be considered an important part of this prospectus:

SEC Filing (File No. 000-30110)	Period Covered or Date of Filing

Annual Report on Form 10-K (including the portions of our Proxy Statement on Schedule 14A for our 2010 Annual Meeting of Shareholders filed with the SEC on March 25, 2010 that are incorporated by reference herein)

Year ended December 31, 2009
Quarterly Report on Form 10-Q	Quarter ended March 31, 2010
Current Reports on Form 8-K	February 18, 2010, April 14, 2010, April 22, 2010 and May 10, 2010
Description of our Class A common stock contained in the Registration Statement on Form 8-A and any amendment or report filed for the purpose of updating such description	June 9, 1999 and January 14, 2002
All subsequent documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934	After the date of this prospectus

You may request a copy of each of SBA’s filings at no cost, by writing or telephoning SBA at the following address, telephone or facsimile number:

SBA Communications Corporation

5900 Broken Sound Parkway NW

Boca Raton, FL 33487

Phone: (561) 995-7670

Fax: (561) 998-3448

Exhibits to a document will not be provided unless they are specifically incorporated by reference in that document.

SBA maintains an internet website at http://www.sbasite.com, which contains information relating to SBA and its business. The information contained on SBA’s website is not part of this prospectus.

You should rely only on the information contained in and incorporated by reference into this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to exchange the Original Notes in any jurisdiction where the exchange is not permitted. You should not assume that the information in this prospectus or incorporated by reference into this prospectus is accurate as of any date other than the date on the front of the respective document. Our business, financial condition, results of operations and prospects may have changed since that date.

The information in this prospectus may not contain all of the information that may be important to you. You should read the entire prospectus, as well as the documents incorporated by reference into this prospectus, before making an investment decision.

SBA TELECOMMUNICATIONS, INC.

Offer to Exchange

$375,000,000 8.000% Senior Notes due 2016

for

$375,000,000 8.000% Senior Notes due 2016, that have been registered under the Securities Act

And

$375,000,000 8.250% Senior Notes due 2019

for

$375,000,000 8.250% Senior Notes due 2019, that have been registered under the Securities Act

PROSPECTUS

Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offers must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes where such Original Notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of up to 180 days after consummation of the Exchange Offers, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until                 , 2010, all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.

Part II

Information Not Required in Prospectus

Item 20.	Indemnification of Directors and Officers

Under Section 607.0831 of the Florida Business Corporation Act (the “FBCA”), a director is not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision, or failure to act regarding corporate management or policy unless (1) the director breached or failed to perform his or her duties as a director and (2) the director’s breach of, or failure to perform, those duties constitutes: (a) a violation of the criminal law, unless the director had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful, (b) a transaction from which the director derived an improper personal benefit, either directly or indirectly, (c) a circumstance under which the liability provisions of Section 607.0834 are applicable, (d) in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful misconduct, or (e) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property. A judgment or other final adjudication against a director in any criminal proceeding for a violation of the criminal law estops that director from contesting the fact that his or her breach, or failure to perform, constitutes a violation of the criminal law; but does not estop the director from establishing that he or she had reasonable cause to believe that his or her conduct was lawful or had no reasonable cause to believe that his or her conduct was unlawful.

Under Section 607.0850 of the FBCA, a corporation has power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of the corporation), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, has reasonable cause to believe that his or her conduct was unlawful.

In addition, under Section 607.0850 of the FBCA, a corporation has the power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Under Section 607.0850 of the FBCA, the indemnification and advancement of expenses provided pursuant to Section 607.0850 of the FBCA are not exclusive, and a corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. However, indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee or agent if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (a) a violation of the criminal law, unless the director, officer, employee or agent had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (b) a transaction from which the director, officer, employee or agent derived an improper personal benefit; (c) in the case of a director, a circumstance under which the above liability provisions of Section 607.0834 are applicable; or (d) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

Our articles of incorporation provide that we will, to the fullest extent permitted by applicable law and our bylaws, as amended from time to time, indemnify all of our officers and directors. Our bylaws provide that the board of directors, in its discretion, may on behalf of the Company purchase insurance on behalf of a person who was or is a director, officer or employee of the Company. To the extent that such insurance is not in effect or does no apply, and is it permitted by the bylaws, the Company will indemnify each officer and director who is a party to a suit or action by reason of the fact that he or she served in such capacity for expenses reasonably incurred in connection with an action or suit if he or she acted in good faith, and with respect to a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. Additionally, to the extent that such insurance is not in effect or does not apply, and it is permitted by the bylaws, the Company will indemnify each officer and director who was or is a party to a suit or action by or in the right of the Company by reason of the fact that he or she served in such capacity for expenses reasonably incurred in connection with such action or suit if he or she acted in good faith, except that no indemnification will be made in respect of a claim or action for which the person is adjudged to be liable for negligence or misconduct in the performance of his or her duties to the Company, unless and to the extent that the court in which the claim is brought determines that such person is entitled to indemnity.

We have entered into indemnification agreements with our directors and certain officers that provide for the indemnification of our directors and certain officers, to the fullest extent permitted by the Florida Business Corporation Act, our articles of incorporation and our bylaws, against expenses incurred by such persons in connection with their service as (i) our director or officer, (ii) in any capacity with respect to any of our employee benefit plans, or (iii) as a director, partner, trustee, officer, employee or agent of any other entity at our request. In addition, the agreements provide for our obligation to advance expenses, under certain circumstances, and provide for additional procedural protections.

We maintain directors’ and officers’ liability insurance for our directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 21.	Exhibits and Financial Statement Schedules

(a) Exhibits

Number	Description

3.4	Fourth Amended and Restated Articles of Incorporation, as Amended, of SBA Communications Corporation.*

3.5A	Amended and Restated Bylaws of SBA Communications Corporation.(1)

3.6	Articles of Incorporation of SBA Telecommunications, Inc.*

3.7	Bylaws of SBA Telecommunications, Inc.*

4.17	Indenture dated July 24, 2009 among SBA Telecommunications, Inc., as issuer, SBA Communications Corporation, as guarantor, and U.S. Bank National Association, as trustee.(2)

4.18	Form of 8.000% Senior Notes due 2016 (included in Exhibit 4.17).(2)

4.19	Form of 8.250% Senior Notes due 2019 (included in Exhibit 4.17).(2)

5.1	Opinion of Holland & Knight LLP regarding the legality of the securities being registered.*

10.82	Registration Rights Agreements, dated as of July 24, 2009, among SBA Telecommunications, Inc., SBA Communications Corporation, and the several initial purchasers listed in Schedule 2 thereto.(3)

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges.*

23.1	Consent of Ernst & Young LLP.*

24.1	Power of Attorney (set forth on the signature page of this Registration Statement).*

25.1	Form T-1 Statement of Eligibility of Trustee.*

99.1	Form of Letter of Transmittal.*

99.2	Form of Notice of Guaranteed Delivery.*

99.3	Form of Letter to Clients.*

99.4	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.*

99.5	Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.*

*	Filed herewith.
(1)	Incorporated by reference to the Form 8-K dated July 31, 2009, previously filed by SBA Communications Corporation.
(2)	Incorporated by reference to the Form 10-Q for the quarterly period ended June 30, 2009, previously filed by SBA Communications Corporation.

Item 22.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(c)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(e)

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(f)	The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on this 19th day of May, 2010.

SBA COMMUNICATIONS CORPORATION

By:	/S/ JEFFREY A. STOOPS
Name:	Jeffrey A. Stoops
Title:	President and Chief Executive Officer

Power of Attorney

Each person whose signature appears below hereby constitutes and appoints Jeffrey A. Stoops and Brendan T. Cavanagh, and each of them, with full power to act without the other, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for such person and in his or her name, place and stead, in any and all capacities, to execute this registration statement on Form S-4 relating to the registration of securities, and any additional registration statement and other instruments necessary or appropriate in connection therewith, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary or desirable to be done, and to take or cause to be taken any and all such further actions in connection with such registration statement as such attorneys-in-fact and agents, in each of their sole discretion, deems necessary or appropriate, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/S/ STEVEN E. BERNSTEIN	Chairman of the Board of Directors	May 19, 2010
Steven E. Bernstein

/S/ JEFFREY A. STOOPS Jeffrey A. Stoops	Chief Executive Officer, President and Director (Principal Executive Officer)	May 19, 2010

/S/ BRENDAN T. CAVANAGH	Chief Financial Officer	May 19, 2010
Brendan T. Cavanagh	(Principal Financial Officer)

/S/ BRIAN D. LAZARUS	Chief Accounting Officer	May 19, 2010
Brian D. Lazarus	(Principal Accounting Officer)

/S/ KEVIN L. BEEBE	Director	May 19, 2010
Kevin L. Beebe

/S/ BRIAN C. CARR	Director	May 19, 2010
Brian C. Carr

Signature	Title	Date

/S/ DUNCAN H. COCROFT	Director	May 19, 2010
Duncan H. Cocroft

/S/ GEORGE R. KROUSE, JR.	Director	May 19, 2010
George R. Krouse, Jr.

/S/ JACK LANGER	Director	May 19, 2010
Jack Langer

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on this 19th day of May, 2010.

SBA TELECOMMUNICATIONS, INC.

By:	/S/ JEFFREY A. STOOPS
Name:	Jeffrey A. Stoops
Title:	President

Power of Attorney

Each person whose signature appears below hereby constitutes and appoints Jeffrey A. Stoops and Brendan T. Cavanagh, and each of them, with full power to act without the other, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for such person and in his or her name, place and stead, in any and all capacities, to execute this registration statement on Form S-4 relating to the registration of securities, and any additional registration statement and other instruments necessary or appropriate in connection therewith, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary or desirable to be done, and to take or cause to be taken any and all such further actions in connection with such registration statement as such attorneys-in-fact and agents, in each of their sole discretion, deems necessary or appropriate, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/S/ JEFFREY A. STOOPS Jeffrey A. Stoops	President and Director (Principal Executive Officer)	May 19, 2010

/S/ BRENDAN T. CAVANAGH Brendan T. Cavanagh	Chief Financial Officer (Principal Financial Officer)	May 19, 2010

/S/ BRIAN D. LAZARUS Brian D. Lazarus	Chief Accounting Officer (Principal Accounting Officer)	May 19, 2010

/S/ THOMAS P. HUNT Thomas P. Hunt	Director	May 19, 2010

Exhibit Index

Number	Description

3.4	Fourth Amended and Restated Articles of Incorporation, as Amended, of SBA Communications Corporation.

3.6	Articles of Incorporation of SBA Telecommunications, Inc.

3.7	Bylaws of SBA Telecommunications, Inc.

5.1	Opinion of Holland & Knight LLP regarding the legality of the securities being registered.

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Ernst & Young LLP.

25.1	Form T-1 Statement of Eligibility of Trustee.

99.1	Form of Letter of Transmittal.

99.2	Form of Notice of Guaranteed Delivery.

99.3	Form of Letter to Clients.

99.4	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.

99.5	Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.